SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934 (Amendment No.         )

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K2 Inc. (Name of Registrant as Specified In Its Charter)

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To our Shareholders:

I am pleased to invite you to attend the annual meeting of shareholders of K2 Inc. to be held at our main office, 2051 Palomar Airport Road, Carlsbad, California 92009 on Thursday, May 13, 2004 at 8:00 a.m. (local time).

Details regarding the business to be conducted at the meeting are more fully described in the accompanying Notice of Annual Meeting and Proxy Statement.

Your vote is important. Whether or not you plan to attend the annual meeting, I hope you will vote as soon as possible. Please review the instructions on the proxy or voting instruction card.

Thank you for your ongoing support of, and continued interest in, K2.

Very truly yours,

RICHARD J. HECKMANN

Chairman and

Chief Executive Officer

Notice of Annual Meeting of Shareholders

May 13, 2004

To our Shareholders:

You are cordially invited to attend our Annual Meeting to be held at our main office, 2051 Palomar Airport Road, Carlsbad, California 92009 on Thursday, May 13, 2004 at 8:00 a.m. (local time).

The Annual Meeting will be held for the following purposes:

1.	To elect two directors, each for a term of three years;

2.	To ratify the selection of Ernst & Young LLP as independent auditors for 2004;

3.	To approve the K2 Inc. 2004 Long-Term Incentive Plan;

4.	To approve an amendment to K2’s certificate of incorporation to increase the authorized common stock of K2 from 60,000,000 to 110,000,000 shares; and

5.	To transact such other business as may properly come before the meeting or any postponements or adjournments thereof.

Only shareholders of record at the close of business on April 2, 2004 are entitled to notice of the meeting and to vote at the meeting or any postponements or adjournments thereof.

We hope you will attend the meeting. We urge you to fill out the enclosed proxy card and return it to us in the envelope provided whether or not you plan to attend the meeting. No additional postage is required. If you attend the meeting and wish to do so, you may vote your shares in person even if you have signed and returned your proxy card.

By Order of the Board of Directors,

MONTE H. BAIER

Vice President, General Counsel & Secretary

Carlsbad, California

April 14, 2004

Please date and sign the accompanying Proxy Card and mail it promptly in the enclosed return envelope.

K2 INC.

2051 Palomar Airport Road

Carlsbad, California 92009

Proxy Statement

The enclosed proxy is solicited by the Board of Directors of K2 Inc. (“K2”) for use at our annual meeting of shareholders to be held at our main office, 2051 Palomar Airport Road, Carlsbad, California 92009, on Thursday, May 13, 2004 at 8:00 a.m. (local time), and at any and all postponements and adjournments thereof. The proxy may be revoked at any time before it is exercised by delivering a written notice to the Secretary of K2 stating that the proxy is revoked, by executing a subsequent proxy and presenting it to the Corporate Secretary of K2 at our main office or by attending the annual meeting and voting in person. Only shareholders of record at the close of business on April 2, 2004 will be entitled to notice of and to vote at the annual meeting. As of April 2, 2004, K2 had 35,683,066 outstanding shares of Common Stock, each share entitled to one vote. It is anticipated that the mailing to shareholders of this Proxy Statement and the enclosed proxy will commence on or about April 14, 2004.

Both abstentions and broker non-votes are counted for purposes of determining the presence or absence at the annual meeting of a quorum for the transaction of business. However, shares represented by broker non-votes on a matter submitted to shareholders are not considered present and entitled to vote on that matter. Directors will be elected by plurality vote of the shares present and entitled to vote (i.e., the nominees receiving the greatest number of votes will be elected). Each of the other matters scheduled to come before will require the affirmative vote of a majority of the shares present and entitled to vote. Consequently, broker non-votes will have no effect, but abstentions will have the effect of a vote against such approval or ratification.

PROPOSAL 1

Election of Directors

Under the Certificate of Incorporation of K2 Inc., the Board of Directors is divided into three classes, each having a three-year term, with only one class being elected each year. The Board of Directors currently consists of ten members. Two of the three directors whose term expires in 2004, Wilford D. Godbold, Jr. and Lou L. Holtz, have been nominated for reelection for a new term of three years until their successors are duly elected and qualified and have agreed to serve if reelected. Although nominated by the K2 Board of Directors for a new term, Steven J. Green has informed K2 that he will not seek a nomination for reelection. While the Board of Directors has no reason to believe that any of those named will not be available as a candidate, should such a situation arise the proxy may be voted for the election of other nominees as directors in the discretion of the persons acting pursuant to the proxy.

K2 has entered into certain arrangements concerning the nomination for election of members to the Board of Directors. First, in February 2003, K2 issued $25 million of convertible subordinated debentures to k1 Ventures Limited, a Singapore-based investment company. In connection with this issuance, K2 agreed that so long as $12.5 million in aggregate principal amount of the debentures is outstanding, the holders of these debentures have the right to appoint one member to the K2 Board of Directors, subject to approval of the Board. Under the terms of the agreement, this appointment right may not be assigned. Second, in December 2003, K2 completed the acquisition of Brass Eagle, Inc. in a stock-for-stock exchange offer/merger transaction. In connection with this acquisition, K2 agreed that if, solely upon the first vacancy on K2’s Board of Directors, if any, to occur within 12 months of the merger, Charter Oak Partners, an approximately 49% shareholder of Brass Eagle at the time of the merger, owns an aggregate of no less than 5% of the outstanding shares of K2 Common Stock, such vacancy will be filled by a nominee mutually acceptable to Charter Oak Partners and K2.

Certain information concerning the nominees and each director whose term of office will continue after the 2004 annual meeting is set forth below:

The Board recommends that shareholders vote “FOR” each of the persons nominated by the Board.

Nominees for Election at the Annual Meeting

For Term of Office Expiring in 2007

WILFORD D. GODBOLD, JR. Director since 1998

Mr. Godbold, 65, is a private investor. He retired as President and Chief Executive Officer of ZERO Corporation, which provides packaging and climate control products to the telecommunications, instrumentation and data processing markets, where he served in that position from 1984 to August 1998. For the two prior years, he served as chief operating officer of ZERO Corporation. From 1966 through 1982, he practiced law as an attorney with the law firm of Gibson, Dunn & Crutcher LLP in Los Angeles, serving as a Partner from 1973, where his focus was acquisitions, mergers and public financings. Mr. Godbold serves as a member of the board of directors of Sempra Energy, the subsidiaries of which include Southern California Gas Company and San Diego Gas & Electric Co. He also serves as a director of Ceradyne Inc., a manufacturer of technical ceramics, and served as a Trustee of The Wellness Community, a provider of free psychological and social help to people with cancer, until March 2004.

LOU L. HOLTZDirector since 2001

Mr. Holtz, 66, is the head football coach of the University of South Carolina. Prior to joining the University of South Carolina in 1999, Mr. Holtz held various coaching positions, including 11 seasons at the University of Notre Dame from 1986 to 1996, two seasons at the University of Minnesota from 1984 to 1985, seven seasons at the University of Arkansas from 1977 to 1983, four seasons at the University of North Carolina from 1972 to 1975 and three at William and Mary from 1969 to 1971. Mr. Holtz spent 1976 as the head coach of the New York Jets of the National Football League. Mr. Holtz is a noted motivational speaker and is the author of the New York Times best-selling book, The Fighting Spirit.

Directors Continuing in Office

For Term of Office Expiring in 2006

RICHARD J. HECKMANNDirector since 1997

Mr. Heckmann, 60, has been Chief Executive Officer of K2 since October 2002 and Chairman of the Board of K2 since April 2000. Mr. Heckmann retired as Chairman of Vivendi Water, an international water products group of Vivendi S.A., a worldwide utility and communications company with headquarters in France, in June 2001. Mr. Heckmann was Chairman, President and Chief Executive Officer of United States Filter Corporation, a worldwide provider of water and wastewater treatment systems and services, from 1990 to 1999. Vivendi acquired US Filter on April 29, 1999. Mr. Heckmann was a director and owner of Smith Goggles until its sale in 1996. He has served as the associate administrator for finance and investment of the Small Business Administration in Washington, DC and was the founder and chairman of the board of Tower Scientific Corporation. He is also a director of MPS Group, Inc.

ROBIN E. HERNREICHDirector since 2000

Mr. Hernreich, 58, is an owner of the Sacramento Kings of the National Basketball Association. Mr. Hernreich has been President of Remonov Capital, Inc., since August 1992, and Vice-President of Remonov & Company, Inc., since November 1996. Both are private investment firms. From November 1989 through June 1996, Mr. Hernreich was Chairman and Chief Executive Officer of Sigma Broadcasting Company, formerly Arkansas’ largest television and radio operator, and from January 1988 through September 1990, Mr. Hernreich was Chairman of United States Repeating Arms, maker of Winchester sporting firearms. Mr. Hernreich is a member of the board of directors of The Eagle Valley Land Trust, the Snowboard Outreach Society, The Youth Foundation of Vail, and a member of the board of trustees of Washington University in St. Louis, Missouri. Mr. Hernreich is also a former member of the board of directors of Ride, Inc.

STEWART M. KASENDirector since 1997

Mr. Kasen, 64, has been the President of S&K Famous Brands, Inc., since April 2002, and served as a director of S&K Famous Brands, Inc., since March 2002. He served as President of Schwarzschild Jewelers from September 2001 to April 2002. He retired as Chairman of the Board, President and Chief Executive Officer of Factory Card Outlet Corp. where he served in that position from May 1998 to October 1999, and prior to that he served as its Chairman from 1997. In April 1996, he retired as Chairman, President and Chief Executive Officer of Best Products Co., Inc., a catalog showroom chain of retail stores and nationwide mail order services. He was also its president and chief executive officer from 1991 to 1996 and its president and chief operating officer from 1989 to 1991. Prior to joining Best Products, Co., Inc., Mr. Kasen served in various capacities in two divisions of Carter Hawley Hale Stores over a 24-year period, including President and Chief Executive Officer of Emporium, from 1987 to 1989, and Thalhimers, from 1984 to 1987. Mr. Kasen is a member of the board of directors of Markel Corporation, a specialty insurance underwriter, the Singer Company, a manufacturer of consumer sewing machines, and Department 56, a marketer of collectibles and specialty giftware.

Directors Continuing in Office

For Term of Office Expiring in 2005

JERRY E. GOLDRESSDirector since 1996

Mr. Goldress, 72, has served as Chairman of the Board and Chief Executive Officer of Grisanti, Galef and Goldress, Inc., a corporate turnaround management firm, since 1981. As a corporate turnaround manager, Mr. Goldress provides assistance to businesses in financial difficulty and, as such, has frequently been appointed a director and an executive officer of such businesses. In this capacity, Mr. Goldress has served as president or chief executive officer of numerous manufacturing, distribution and retail organizations. He is a member of the board of directors of the Alamo Group, a manufacturer of industrial mowing equipment. Mr. Goldress is also Chairman of the Board of Frontier Insurance Group, Inc., a specialty property casualty insurance carrier, and Rockford Corporation, a manufacturer of car stereo equipment.

ALFRED E. OSBORNE, JR.Director since 1999

Dr. Osborne, 59, is the Senior Associate Dean in the UCLA Anderson School of Management, a position he assumed in July 2003. He has been employed as a professor since 1972 and has served the school in various capacities over the years. Currently, he also serves as the Faculty Director of the Harold Price Center for Entrepreneurial Studies at UCLA, which he founded 16 years ago. Dr. Osborne is a member of the Board of Directors of Nordstrom, Inc. and Equity Marketing, Inc. Dr. Osborne also serves as a trustee of the WM Group of Funds and is a director of First Pacific Advisors’ Capital, Crescent and New Income Funds. Dr. Osborne was educated at Stanford University, where he earned a B.S. in Electrical Engineering, an MBA in Finance, an MA in Economics and a Ph.D. in Business Economics.

EDWARD F. RYANDirector since 2003

Mr. Ryan, 47, has served as the President of Entrepreneurial Financial Resources, Inc., a collection of manufacturing companies since 1998 and was the Chief Executive Officer and President of Code 3/Public Safety Equipment Inc. from 1995 to 1998. Mr. Ryan is also a former member of the board of directors of Rawlings Sporting Goods Company, Inc. (“Rawlings”), which K2 acquired in March 2003. Pursuant to the agreement and plan of merger to acquire Rawlings, K2 agreed that its Board of Directors would expand the class of Directors of K2 expiring in 2005 by one board member and that K2 would fill such vacancy by a nominee named by the board of directors of Rawlings.

DAN QUAYLEDirector since 2001

Mr. Quayle, 56, served as a congressman, senator and the 44th Vice President of the United States. Upon leaving office, he co-founded Circle Investors in 1993 which has been sold. He has authored three books including Standing Firm, which was on the NY Times bestseller list for 15 weeks. He continues to be an active public speaker. Currently, he is Chairman, Cerberus Global Investments, LLC, a New York investment fund. In addition to K2, he is a member of the board of directors of Aozora Bank in Tokyo, Japan.

Corporate Governance Principles and Board Matters

K2 is committed to having sound corporate governance principles. Having such principles is essential to running K2’s business and to maintaining K2’s integrity in the marketplace. K2’s Principles of Corporate Governance and Code of Business Conduct and Ethics are available at http://www.k2inc.net.

Board Independence

To assist it in making independence determinations, the Board has adopted independence standards, which are set forth in K2’s Principles of Corporate Governance and attached to this proxy statement as Annex A. These independence standards incorporate the director independence criteria included in the New York Stock Exchange (“NYSE”) listing standards and additional criteria established by the Board. The Board has determined that each of the directors on the Board, except for the Chairman of the Board and Chief Executive Officer, including each of the directors standing for re-election, is independent under the NYSE listing standards. The Board uses K2’s independence standards to assess whether directors comply with the NYSE definition of independence. Furthermore, each member of its Audit, Compensation and Corporate Governance and Nominating Committees is “independent” and, in accordance with NYSE requirements and K2’s independence standards, all members of the Audit Committee meet new independence standards applicable to members of audit committees.

Board Structure and Committee Composition

As of the date of this proxy statement, our Board has 10 directors and the following four standing committees: (1) Audit, (2) Compensation, (3) Corporate Governance and Nominating and (4) Executive. The membership during the last year and the function of each of the committees are described below. Each of the committees operates under a written charter adopted by the Board. All of the committee charters are available on K2’s website at http://www.k2inc.net. During 2003, the Board held six meetings. Each director attended at least 75% of all Board and applicable committee meetings, except for Ambassador Green who attended at approximately 60% of Board and committee meetings. Ambassador Green has informed K2 that he will not seek a nomination for reelection. Directors are encouraged to attend annual meetings of K2 shareholders, and ten directors attended the last annual meeting of shareholders.

Name of Director	Audit		Compensation		Corporate Governance and Nominating		Executive
Non-Employee Directors:
Wilford D. Godbold, Jr.	X	*					X
Jerry E. Goldress			X	*			X
Steven J. Green (1)					X
Robin E. Hernreich					X
Lou L. Holtz					X
Stewart M. Kasen (2)	X		X
Alfred E. Osborne, Jr.	X		X		X	*
Dan Quayle			X
Edward F. Ryan			X
Employee Director
Richard J. Heckmann							X	*
Number of Committee Meetings in 2003	7		1		2		1

X = Committee member; * = Chair

(1)	Ambassador Green has informed K2 that he will not seek a nomination for reelection.
(2)	Mr. Kasen’s last meeting as a member of the Compensation Committee was February 11, 2003.

Audit Committee

The Audit Committee assists the Board in fulfilling its oversight responsibilities relating to K2 management’s conduct of K2’s financial reporting process and the integrity of K2’s financial statements, K2’s compliance with legal and regulatory requirements, the independent auditors’ performance, qualifications and independence, and the performance of K2’s internal audit function. Among other things, the Audit Committee does the following:

•	reviews and discusses K2’s practices with respect to risk assessment and risk management;

•	reviews and discusses with management and the outside auditors the annual audited and quarterly financial statements;

•	prepares the report to be included in K2’s annual proxy statement;

•	annually reviews the Audit Committee charter and evaluates the committee’s performance;

•	appoints and retains, subject to shareholder ratification, evaluates and terminates, when appropriate, the outside auditors;

•	reviews and discusses with the outside auditors the scope of the audit, the results of the annual audit examination and any difficulties the auditors encountered in the course of their work;

•	approves in advance all audit and permissible non-audit services to be provided by the outside auditors; and

•	discusses with K2’s management, internal audit and the outside auditors the adequacy and effectiveness of K2’s internal controls and disclosure controls.

The Audit Committee works closely with management as well as K2’s independent auditors. The Audit Committee has the authority to obtain advice and assistance from, and receive appropriate funding from K2 for, outside legal, accounting or other advisors as the Audit Committee deems necessary to assist it in the performance of its functions. The charter of the Audit Committee is attached to this proxy statement as Annex B and is available on K2’s website at http://www.k2inc.net. All of the members of the Audit Committee are independent under the independence standards of the NYSE for directors and audit committee members. The Board has determined that each of the members of the Audit Committee is qualified as an audit committee financial expert within the meaning of SEC regulations.

Compensation Committee

In February 2004, the Board adopted a written charter for the Compensation Committee. Under this charter, the Compensation Committee has direct responsibility for the compensation of K2’s Chief Executive Officer and other senior management personnel and for making recommendations to the Board of Directors with respect to non-CEO compensation, incentive compensation plans and equity-based plans. Among other things, the Compensation Committee does the following:

•	oversees K2’s overall compensation structure, policies and programs;

•	administers and makes recommendations to the Board with respect to K2’s incentive compensation and equity-based plans for senior management;

•	reviews and approves K2’s corporate goals and objectives relevant to the CEO’s compensation, evaluates the CEO’s compensation in light of those goals and objectives, and based on this evaluation, recommends the CEO’s compensation level to the independent directors of the Board;

•	evaluates the performance of senior management personnel other than the CEO and consider and authorizes or makes recommendations to the Board concerning compensation arrangements for senior management;

•	reviews and recommends employment agreements and severance agreements for senior management; and

•	annually evaluates its performance, and reviews and assesses the adequacy of its charter.

The Compensation Committee has the authority to obtain advice and assistance from, and to receive appropriate funding from K2 for, outside legal, accounting or other advisors as the Compensation Committee deems necessary to assist it in the performance of its functions.

The charter of the Compensation Committee is attached to this proxy statement as Annex C and is available on K2’s website at http://www.k2inc.net. All of the members of the Committee are independent within the meaning of the listing standards of the NYSE.

Corporate Governance and Nominating Committee

In February 2004, the Board adopted a written charter for the Corporate Governance and Nominating Committee. Under this charter, the Corporate Governance and Nominating Committee is responsible for developing and recommending to the Board a set of corporate governance principles, pursuant to which the Board adopted K2’s Principles of Corporate Governance, and recommending changes to these principles as necessary. In addition, the Committee identifies individuals qualified to become members of the Board of Directors and makes recommendations to the Board concerning such candidates. The Committee also prepares and supervises the Board’s annual review of director independence and the Board’s performance and self-

evaluation. The charter also provides that the Committee annually evaluates its performance and reviews and assesses the adequacy of the charter.

The Corporate Governance and Nominating Committee has the authority to obtain advice and assistance from, and receive appropriate funding from K2 for, outside legal, accounting or other advisors as the Corporate Governance and Nominating Committee deems necessary to assist it in the performance of its functions.

The charter of the Corporate Governance and Nominating Committee is attached to this proxy statement as Annex D and is available on K2’s website at http://www.k2inc.net. All of the members of the Committee are independent under the listing standards of the NYSE.

Executive Committee

The Executive Committee possesses all of the powers of the Board, except to the extent such powers are reserved for the Board by Delaware law. The charter of the Executive Committee is available on K2’s website at http://www.k2inc.net.

Consideration of Director Nominees

Shareholder Nominees

As adopted in February 2004, and the policy of the Corporate Governance and Nominating Committee is to consider properly shareholder nominations for candidates for membership on the Board as described below under “Identifying and Evaluating Nominees for Directors.” In evaluating such nominations, like all nominations, the Board’s criteria will include business experience and skills, independence, judgment, integrity, the ability to commit sufficient time and attention to Board activities and the absence of potential conflicts with K2’s interests. Any shareholder nominations proposed for consideration by the Corporate Governance and Nominating Committee should include the nominee’s name and qualifications for Board membership and should be addressed to Corporate Governance and Nominating Committee c/o Corporate Secretary, K2 Inc., 2051 Palomar Airport Road, Suite 100, Carlsbad, California 92009.

In addition, the by-laws of K2 permit shareholders to nominate directors for consideration at an annual meeting of shareholders for election by the shareholders of the meeting (in cases where the Board of Directors does not intend to nominate the candidate or where the Corporate Governance and Nominating Committee has not requested to consider his or her candidacy). Under K2’s by-laws, nominations for election of directors may be made by the Board or by any shareholder entitled to vote in the election of directors provided that no shareholder may nominate a person for election as a director unless written notice of such nomination is presented to K2 not later than 90 days in advance of the meeting or the 10th day following public announcement of the date of this meeting. No notice has been given with respect to the election of directors. As a result, no other nominees for election as director will be considered at the annual meeting except nominations made by the Board in the event one of the nominees named in the proxy statement should unexpectedly be unavailable.

Identifying and Evaluating Nominees for Directors

Pursuant to the policy set forth in the charter of the Corporate Governance and Nominating Committee and adopted in February 2004, the Committee will utilize a variety of methods for identifying and evaluating nominees for director. The Corporate Governance and Nominating Committee’s policy is to assess the appropriate size of the Board, and whether any vacancies on the Board are expected due to retirement or otherwise. In the event that vacancies are anticipated, or otherwise arise, the Corporate Governance and Nominating Committee will consider various potential candidates for director. Candidates may come to the attention of the Corporate Governance and Nominating Committee through current Board members, shareholders or other persons. These candidates will be evaluated at regular or special meetings of the Corporate Governance and Nominating Committee, and may be considered at any point during the year. As described above, the Corporate Governance and Nominating Committee will consider properly submitted shareholder nominations for candidates for the Board. Following verification of the shareholder status of persons proposing candidates, recommendations will be aggregated and considered by the Corporate Governance and Nominating Committee at a regularly scheduled meeting. If any materials are provided by a shareholder in connection with the nomination of a director candidate, such materials will be forwarded to the Corporate Governance and Nominating Committee.

Lead Independent Director and Executive Sessions

In February 2003, the Board created a new position of lead independent director, whose responsibilities include presiding over and setting the agenda for executive sessions of the independent directors, in which management directors and other members of management do not participate. These executive sessions of the independent directors take place at least four times a year. The lead independent director also consults with the Chairman and Chief Executive Officer of K2 with respect to agendas, scheduling and information needs relating to Board and committee meetings, and acts as a liaison between the independent directors and management. The independent members of the Board of Directors have designated Mr. Jerry E. Goldress to serve in this position until K2’s 2004 annual meeting of shareholders.

Communications with the Board

Individuals may communicate with the Board by writing to Board of Directors of K2 Inc. c/o Corporate Secretary, 2051 Palomar Airport Road, Suite 100, Carlsbad, California 92009.

Communications that are intended specifically for non-management directors should be sent to the attention of the Lead Independent Director.

Code of Ethics

K2 has adopted “Code of Business Conduct and Ethics”, which is applicable to all K2 directors, executive officers and employees, including the principal executive officer and the principal financial and accounting officer. The “Code of Business Conduct and Ethics” is available on K2’s website on http://www.k2inc.net. K2 intends to post amendments to or waivers under this Code at this location on its website.

Report of the Audit Committee

The following Report of the Audit Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other K2 filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent K2 specifically incorporates this Report by reference therein.

The Audit Committee assists the Board in fulfilling its oversight responsibilities relating to K2 management’s conduct of K2’s financial reporting process and the integrity of K2’s financial statements, K2’s compliance with legal and regulatory requirements, the outside auditors’ performance qualifications and independence, and the performance of K2’s internal audit function and outside auditors. The Audit Committee has the authority to obtain advice and assistance from outside legal, accounting or other advisors as the Audit Committee deems necessary to carry out its duties and to receive appropriate funding, as determined by the Audit Committee, from K2 for such advice and assistance.

K2’s management has primary responsibility for preparing K2’s financial statements and K2’s financial reporting process. K2’s independent auditors, Ernst & Young LLP, are responsible for expressing an opinion on the conformity of K2’s audited financial statements with accounting principles generally accepted in the United States.

In this context, the Audit Committee hereby reports as follows:

1.	The Audit Committee has reviewed and discussed the audited financial statements with K2’s management and the independent auditors.

2.	The Audit Committee has discussed with the independent auditors the matters required to be discussed by SAS 61 (Codification of Statements on Auditing Standard, AU 380) and SAS 99 (Consideration of Fraud in a Financial Statement Audit) rules.

3.	The Audit Committee has received the written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1 (Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committee”) and has discussed with the independent auditors the independent auditors’ independence.

4.	Based on the review and discussion referred to in paragraphs (1) through (3) above and such other review as they deemed appropriate, the Audit Committee recommended to the Board, and the Board has approved, that the audited financial statements be included in K2’s Annual Report on Form 10-K for the fiscal year ended December 31, 2003, for filing with the Securities and Exchange Commission.

Wilford D. Godbold, Jr., Chairman

Stewart M. Kasen

Alfred E. Osborne, Jr.

April 14, 2004

Stock Price Performance Graph

The graph below compares cumulative total return to shareholders, the Russell 2000 Index and a weighted index of a peer group of companies with market capitalizations and industry similar to that of K2. The peer group is comprised of Johnson Outdoor Inc., Head NV, Huffy Corporation, Vans, Inc., Escalade, Inc., Oakley, Inc., Brunswick Corporation, Callaway Golf Company and Quiksilver, Inc. The graph assumes an investment of $100 on December 31, 1998 in K2’s Common Stock, the Russell 2000 Index and common stock of the peer group (except for Head, which became a public company in 2000). In 2002, Oakley, Inc., Brunswick Corporation, Callaway Golf Company, and Quiksilver, Inc. replaced Cannondale Corporation due to its bankruptcy during 2003.

Five-Year Cumulative Return

(Investment of $100 on December 31, 1998)

Executive Compensation

The following table sets forth information concerning annual, long-term and other compensation of K2’s Chairman and Chief Executive Officer and the four most highly compensated executive officers of K2:

Summary Compensation Table

Name and Principal Position	Year		Annual Compensation		Long-Term Compensation Awards of Stock Options (#)	All Other Compensation ($)
			Salary ($)	Bonus ($)
Richard J. Heckmann (a)	2003		475,000	—	150,000	500
Chairman and Chief Executive Officer	2002	(a)	91,400	—	—	—
	2001		—	—	—	—

J. Wayne Merck	2003		287,000	150,000	25,000	254,000	(c)
President and Chief Operating Officer	2002		235,000	140,000	—	3,700	(c)
	2001		235,000	—	25,000	3,000	(c)

John J. Rangel	2003		240,000	120,000	20,000	108,900	(c)
Senior Vice President and Chief Financial Officer	2002		240,000	80,000	—	7,300	(c)
	2001		240,000	—	—	6,100	(c)

Dudley W. Mendenhall (b)	2003	(b)	175,400	120,000	20,000	215,500	(c)
Senior Vice President—Finance	2002		—	—	—	—
	2001		—	—	—	—

David G. Cook	2003		170,000	125,000	20,000	5,100	(d)
Vice President—Asia Operations	2002		165,000	125,000	—	3,800	(d)
	2001		165,000	100,000	—	3,880	(d)

(a)	Effective October 11, 2002, the Board of Directors of K2 elected Richard J. Heckmann, Director and Chairman of the Board as the new Chief Executive Officer of K2. The amounts paid to Mr. Heckmann in 2002 are based on an annualized salary of $475,000.

(b)	Mr. Mendenhall joined K2 as Senior Vice President—Finance on March 31, 2003. The amounts paid to Mr. Mendenhall in 2003 are based on an annualized salary of $240,000. In addition, K2 paid Mr. Mendenhall $58,700 in 2003 for consulting services rendered prior to his joining K2.

(c)	Other Compensation for the named executives includes the following: (i) relocation expenses for 2003 to Mr. Merck of $200,400, Mr. Rangel of $67,200 and Mr. Mendenhall of $135,200; and (ii) reimbursement for payment of taxes for 2003 to Mr. Merck of $48,900, Mr. Rangel of $35,200 and Mr. Mendenhall of $80,300; and (iii) dollar value of allocations to the accounts of the named individuals in K2’s Employee Stock Ownership Plan: Mr. Heckmann ($500 in 2003), Mr. Merck ($500 in 2003, $1,700 in 2002 and $1,000 in 2001), Mr. Rangel ($500 in 2003, $1,800 in 2002 and $800 in 2001); and (iv) K2’s matching contribution to the accounts of the named individuals in K2’s 401(k) Retirement Savings Plan: Mr. Merck ($4,200 in 2003, $2,000 in 2002 and $2,000 in 2001) and Mr. Rangel ($6,000 in 2003, $5,500 in 2002 and $5,300 in 2001).

(d)	Other Compensation for Mr. Cook includes dollar value of allocations to Mr. Cook’s account in K2’s Employee Stock Ownership Plan ($1,900 in 2003, $900 in 2002 and $1,000 in 2001) and K2’s matching contribution to the Stearns 401(k) Payroll Savings and Profit Sharing Plan ($3,200 in 2003, $2,900 in 2002 and $2,800 in 2001).

The following table summarizes the number of shares and the terms and conditions of stock options granted to the named executive officers in 2003.

Option Grants in 2003

	Options Granted (a)	% of Total Options Granted Employees During 2003	Exercise Price Per Share	Expiration Date (c)	Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term
Name					5%	10%
R. J. Heckmann	150,000	26.2%	$7.45(b)	4/1/2013	$702,790(d)	$1,781,007(d)
J. W. Merck	25,000	4.4%	$7.45(b)	4/1/2013	$117,132(d)	$296,835(d)
J.J. Rangel	20,000	3.5%	$7.45(b)	4/1/2013	$93,705(d)	$237,468(d)
D. W. Mendenhall	20,000	3.5%	$7.45(b)	4/1/2013	$93,705(d)	$237,468(d)
D. G. Cook	20,000	3.5%	$7.45(b)	4/1/2013	$93,705(d)	$237,468(d)

(a)	All options granted to the named individuals for 2003 are exercisable as to 20% after one year from date of grant, an additional 30% after two years and an additional 50% after three years.

(b)	The exercise price is the closing price of K2’s Common Stock on April 1, 2003, the date of grant.

(c)	All options granted to the named individuals for 2003 expire on the tenth anniversary of the date of grant, subject to earlier expiration in the event of the officer’s termination of employment with K2.

(d)	In order for the named individuals to realize these potential values, the closing price of K2’s Common Stock on April 1, 2013 would have to be $12.14 and $19.32 per share, respectively.

The following table summarizes exercises of stock options in 2003 which were previously granted to the Chief Executive Officer and the other named executive officers, as well as the number of all unexercised options held by them at the end of 2003, and their value at that date if they were in-the-money.

Aggregated Stock Option Exercises in 2003 and Year-End Option Values

Name					Value of Unexercised In-The-Money Options At 12/31/03
			Number of Unexercised Options At 12/31/03		Exercisable		Unexercisable
	Shares Acquired on Exercise (a)	Value Realized	Exercisable	Unexercisable	Shares	Total $	Shares	Total $
R. J. Heckmann	—	—	21,500	150,000	20,500	159,993	150,000	1,164,000
J. W. Merck	—	—	102,500	37,500	94,500	596,170	37,500	274,625
J. J. Rangel	—	—	254,000	20,000	185,000	1,323,225	20,000	155,200
D. W. Mendenhall	—	—	—	20,000	—	—	20,000	155,200
D. G. Cook	—	—	70,200	20,000	38,200	228,272	20,000	155,200

(a)

Although loans are no longer permitted to be made by K2 to its executives, optionees, in the discretion of the Compensation Committee, were formerly eligible to borrow money from K2 in connection with the exercise of options under the 1999 and 1994 Incentive Stock Option Plans. Each currently outstanding loan bears interest, payable quarterly, at a fixed rate equal to the applicable federal rate, as published by the

Internal Revenue Service, for the period during which the loan was made. At December 31, 2003, one loan was outstanding to an executive officer in connection with the exercise of stock options. The principal balance of the loan to Mr. Merck was $38,500 and the weighted average Applicable Federal Rate at which it bears interest was 5.97%. Prior to the filing of this Proxy Statement and K2’s Annual Report on Form 10-K for the year ended December 31, 2003, this loan was repaid in full.

Equity Compensation Plan Information

Information as of December 31, 2003 regarding equity compensation plans approved and not approved by shareholders is summarized in the following table:

Plan Category	(1)	(2)	(3)
	Number of Shares to be Issued Upon Exercise of Outstanding Options	Weighted Average Exercise Price of Outstanding Options	Number of Shares Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Shares Reflected in Column (1)
Equity compensation plans approved by shareholders	2,864,002	$9.99	246,788	(a)
Equity compensation plans not approved by shareholders	—	—	—
Total	2,864,002	$9.99	246,788	(a)

(a)	Includes shares available for future issuance under K2’s 1994 and 1999 Stock Option Plans, the Rawlings Sporting Goods Company, Inc. 1994 Long-Term Incentive Plan and 1994 Non-Employee Directors’ Stock Plan and the Brass Eagle Inc. 1997 Stock Option Plan, generally used for grants to directors and employees.

Pension Plans

K2 maintains the Pension Plan of K2 Inc. (the “K2 Plan”), a defined benefit pension plan with varying formulas for the benefit of eligible K2, Shakespeare and Stearns employees. The plan is a tax-qualified, Company-funded plan subject to the provisions of ERISA. Contributions to the plan, which are made solely by K2, are actuarially determined. Benefits under the plans are based on years of service and remuneration and are subject to varying benefit formulas based on the eligible employee’s business unit.

The table below illustrates approximate annual benefits under the K2 Plan, based on the formula for eligible K2 employees (“K2 Formula”) and based on the indicated assumptions. For 2003, the Internal Revenue Code (the “Code”) limits the K2 Plan’s covered compensation to $200,000.

	Years of Service (a)
Covered Compensation	15	20	25	30	35
$125,000	$18,750	$25,000	$31,250	$37,500	$43,750
$150,000	22,500	30,000	37,500	45,000	52,500
$175,000	26,250	35,000	43,750	52,500	61,250
$200,000	30,000	40,000	50,000	60,000	70,000

(a)	An individual retiring at age 65 earns his maximum pension (as a percentage of covered compensation) at 35 years of service.

The K2 Formula defines remuneration on which annual benefits are based as the average of the participant’s highest five consecutive years’ earnings. Earnings include salary, wages, overtime pay, commissions, bonuses, and similar forms of incentive compensation actually paid during the year not exceeding certain amounts for sales personnel, and subject to the $200,000 Code Limit in 2003 for all personnel.

Compensation for 2003 that would be included in the calculation of covered compensation and credited years of service at December 31, 2003 is shown below for the individuals named in the Summary Compensation Table who are participants in the plan and are eligible for the K2 Formula.

Name	Covered Compensation	Years of Service
Richard J. Heckmann	$200,000	1
Dudley W. Mendenhall	$200,000	1
J. Wayne Merck (a)	$200,000	13
John J. Rangel	$200,000	19

(a)	On April 7, 2003, Mr. Merck transferred from Shakespeare to K2. As such, a portion of his benefit will be based on the Shakespeare Formula.

The formula for eligible salaried Shakespeare Company employees (the “Shakespeare Formula”) defines remuneration upon which annual benefits are based as the average of the employee’s highest five consecutive years’ earnings. Earnings include the employee’s regular basic monthly earnings excluding commissions, bonuses, overtime and other extra compensation, not exceeding certain amounts for field sales personnel and subject to the $200,000 Code Limit in 2002 for all personnel.

The table below illustrates approximate annual benefits under the Shakespeare Formula based on the indicated assumptions.

	Approximate annual pension upon Retirement at age 65 (a)
Covered Compensation	Years of Service (a)
	15	25	35	45
$125,000	$26,250	$43,750	$61,250	$75,000
$150,000	31,500	52,500	73,500	90,000
$175,000	36,750	61,250	85,750	105,000
$200,000	42,000	70,000	98,000	120,000

(a)	An individual retiring at age 65 earns his maximum pension (as a percentage of covered compensation) after approximately 43 years of service.

The formula for eligible salaried Stearns Company employees (the “Stearns Formula”) defines remuneration on which annual benefits are based as the average of the participant’s highest 60 months’ compensation. Compensation includes salary, wages, overtime pay, bonuses, and commissions, subject to the $200,000 Code limit for 2003. The 2003 covered compensation of Mr. Cook, the only individual named in the Summary Compensation Table who participates in the Stearns Formula, was $200,000 and he had 23 years of service as of December 31, 2003.

The table below illustrates approximate annual benefits under the Stearns Formula based on the indicated assumptions.

	Approximate annual pension upon retirement at age 65 (a)
Covered Compensation	Years of Service (a)
	15	20	25	30
$125,000	$24,750	$33,000	$41,250	$49,500
$150,000	30,380	40,500	50,630	60,750
$175,000	36,000	48,000	60,000	72,000
$200,000	41,630	55,500	69,380	83,250

(a)	An individual retiring at age 65 earns his maximum pension (as a percentage of covered compensation) at 30 years of service.

Directors’ Compensation

In 2003, directors who were not salaried officers of K2 were paid $5,000 per calendar quarter for their services as directors and $1,000 per meeting day for each meeting of the Board of Directors and of any committee which they attended. In February 2004, the Board determined that members of the Audit Committee will be paid $1,500 per meeting day, with the chair of the Audit Committee to be paid $5,000 per year. In 2003, the Directors were also reimbursed for out-of-pocket expenses. Directors may elect to defer the receipt of fees. Interest on deferred fees is accrued quarterly based on the average interest rate paid by K2 in the preceding quarter on its short-term borrowings.

Under the 1999 Incentive Stock Option Plan, all new nonemployee directors and those existing directors electing to participate in the new plan, receive an initial grant of 10,000 stock options on the first grant date after their election and annual grants thereafter of 5,000 stock options. All grants to nonemployee directors are at fair market value on date of grant and are immediately exercisable. In 2003, initial grants of 10,000 stock options were made to Steven J. Green and Edward F. Ryan. These stock options have a ten year term and an exercise price of $9.51 per share, the closing price on the May 16, 2003 grant date. Also, in 2003, grants of 5,000 stock options were made to Wilford D. Godbold, Jr., Jerry E. Goldress, Robin E. Hernreich, Lou L. Holtz, Stewart M. Kasen, Alfred E. Osborne, Jr. and Dan Quayle. These stock options have a ten year term and an exercise price of $10.06 per share, the closing price on the January 23, 2003 grant date.

Employment Agreements

During 2001, an employment agreement, which expires May 7, 2005, was entered into with Mr. John Rangel, Senior Vice President and Chief Financial Officer. Mr. Rangel’s agreement calls for base salary at the annual rate of $240,000. The agreement provides for severance benefits payable following a change in control, based upon 299% of the employee’s total compensation prior to the termination, and accelerated vesting of outstanding stock options.

Report of the Compensation Committee

The following Report of the Compensation Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other K2 filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent K2 specifically incorporates this Report by reference therein.

Compensation Objectives and Practices

K2’s executive compensation program is designed to help K2 attract, motivate and appropriately reward members of management who are responsible for K2’s short-term and long-term profitability, growth and return to shareholders. The key elements of the program consist of base salary, annual performance-based cash awards and long-term incentive awards. The Committee utilizes the services of an independent executive compensation consulting firm in evaluating awards.

Components of Executive Compensation

Base salary:    Base salaries are generally established by evaluating the responsibilities of the position, the experience of the individual and salaries for comparable positions in the marketplace based on survey data provided by the compensation consultant. Depending on the overall financial performance of K2, salaries are adjusted from time to time to reflect increased responsibilities, to keep pace with competitive practices and to reflect the performance of individual executives. The program has been designed to place a significant amount of compensation at risk by setting annual base salaries at levels just below the 50th percentile of the marketplace for similar positions based on the survey data obtained.

Annual cash incentive:    The amount of the annual performance-based cash incentive available for allocation to the executive officers who participated in the plan is based on a formula adopted pursuant to the Executive Officers’ Incentive Compensation Plan. The formula makes available for allocation a percentage of K2’s incentive compensation income in excess of a required minimum return on average shareholders’ equity. Performance criteria were also adopted for the plan participants to assist the Compensation Committee in determining the allocation of any bonus pool generated. The performance criteria were designed to create value for K2 and its shareholders. The individuals’ performance is subjectively evaluated against their criteria. The targeted annual incentive award is meant to bring total annual cash compensation (base salary plus annual incentive award) to above the average, as defined by survey data provided by the compensation consultant for comparable positions at similar-sized companies, when superior performance levels are achieved. In addition, K2’s Board of Directors adopted the K2 Inc. Performance-Based Annual Incentive Plan (the “Annual Performance Plan”) effective January 1, 2003. The Annual Performance Plan is intended to pay performance-based compensation for purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”). Under Code Section 162(m), compensation paid by K2 to each of certain executives is not deductible to the extent it exceeds $1 million unless it is performance-based and meets certain other conditions. It is not expected that any non-performance based compensation paid to any executive during 2004 will materially exceed $1 million.

Long-term Stock Incentive:    Stock incentives are provided to encourage management to take actions that will maximize long-term shareholder value, and to link their interests to those of K2’s shareholders. All stock options have an exercise price equal to the market price of K2’s stock on the date of grant and vest over three years. By utilizing such pricing and vesting, the Compensation Committee intended that the full benefit would be realized only if stock price appreciation occurs and if the key employee does not leave K2 during that period. In determining the number of options awarded to executive officers, the Compensation Committee considered information provided by K2’s independent compensation consultants, which included, among other things, market studies of annual stock option grants as a percentage of shares outstanding and individual grants as a percentage of compensation utilizing the Black-Scholes formula.

Chief Executive’s Compensation

During 2003, Mr. Heckmann’s base salary was $475,000 and was unchanged from 2002. In determining the Chief Executive Officer’s incentive compensation award for 2003, the Compensation Committee also awarded Mr. Heckmann a long-term incentive award of fair market value non-qualified stock options to purchase 150,000 shares of K2 Common Stock.

Jerry E. Goldress, Chairman

Alfred E. Osborne, Jr.

Dan Quayle

Edward F. Ryan

April 14, 2004

Compensation Committee Interlocks and Insider Participation

Messrs. Goldress, Osborne, Quayle and Ryan served on the Compensation Committee of K2 during the year 2003. Mr. Ryan replaced Mr. Kasen who formerly served on the committee until May 15, 2003. None of the members of the Compensation Committee serves as an executive officer of an entity whose compensation committee includes executives of K2. None of the members of the Compensation Committee serves as an executive officer of an entity whose board of directors includes executive officers of K2.

Stock Ownership of Certain Beneficial Owners

Set forth below is the name, address and number of shares of Common Stock beneficially owned as of April 13, 2004 by each person known to K2 to own 5% or more of the outstanding shares of Common Stock.

Shareholder	Shares of Common Stock		Percent of Class
k1 Ventures Limited	2,864,871	(a)	8.2
23 Church Street
#10-01/02 Capital Square
Singapore 049481

Dimensional Fund Advisors	2,142,304	(b)	6.1
1299 Ocean Avenue, 11th Floor
Santa Monica, CA 90401

(a)	Based on the most recently filed Form 13G of k1 Ventures Limited dated February 21, 2003 and information drawn from a subsequent transaction between k1 Ventures Limited and K2 in June 2003.

(b)	Based on the most recently filed Form 13G of Dimensional Fund Advisors dated February 6, 2004.

Stock Ownership of Directors and Executive Officers

Name	Shares of Common Stock Beneficially Owned on April 2, 2004 (a)	Percent of Class (b)
Directors and Nominees for Director
Wilford D. Godbold, Jr.	32,000.1%
Jerry E. Goldress	33,500.1%
Steven J. Green (c)	2,869,904	7.6%
Richard J. Heckmann	219,632.6%
Robin E. Hernreich	45,150.1%
Lou L. Holtz	25,000.1%
Stewart M. Kasen	33,000.1%
Alfred E. Osborne, Jr.	47,000.1%
Dan Quayle	26,000.1%
Edward F. Ryan	59,794.2%
Executive Officers (d)
J. Wayne Merck	128,282.4%
John J. Rangel	310,327.9%
Dudley W. Mendenhall	5,000	*
David G. Cook	113,484.3%
All Directors and Executive Officers as a group (22)	4,259,623	10.9%

(a)	Includes the following shares subject to options exercisable within 60 days of the date of this Proxy Statement: Wilford D. Godbold, Jr.—31,000 shares; Jerry E. Goldress—32,000 shares; Steven J. Green—15,000 shares; Richard J. Heckmann—51,500 shares; Robin E. Hernreich—30,000 shares; Lou Holtz—25,000 shares; Stewart M. Kasen—31,500 shares; Alfred E. Osborne, Jr.—30,000 shares; Dan Quayle—25,000 shares; Edward F. Ryan—15,000 shares; J. Wayne Merck—120,000 shares; John J. Rangel—258,000 shares; Dudley W. Mendenhall—4,000 shares; David G. Cook—70,000 shares; and all directors and officers as a group—928,829 shares. The above include options granted on January 5, 2004 to Mr. Godbold, Mr. Goldress, Mr. Green, Mr. Hernreich, Mr. Holtz, Mr. Kasen, Dr. Osborne, Mr. Quayle and Mr. Ryan under the directors’ compensation plan, which was effective as of January 1, 2000. These options, which are exercisable at the market price at the date of grant, vest immediately. With the exception of the shares referred to in the preceding sentence and the shares allocated to the accounts of Mr. Heckmann (32 shares), Mr. Merck (1,982 shares), Mr. Rangel (8,412 shares) and Mr. Cook (3,840 shares), and all directors and officers as a group (19,402 shares), under K2’s Employee Stock Ownership Plan, each of the named persons has sole voting and investment power with respect to the shares beneficially owned by him.

(b)	The shares subject to options described in note (a) for each individual were deemed to be outstanding for purposes of calculating the percentage owned by such individual.

(c)	Ambassador Green has informed K2 that he will not seek a nomination for reelection. Includes shares in respect of the following: $25 million of convertible subordinated debentures, convertible into 2,097,315 shares of Common Stock at a conversion price of $11.92, and warrants to purchase an additional 524,329 and 243,260 shares of Common Stock at exercise prices of $11.92 and $13.14 per share, respectively. These securities were purchased from K2 on February 14, 2003 by k1 Ventures Limited, a Singapore-based investment company, of which Ambassador Green is the founding partner. Ambassador Green disclaims beneficial ownership of these shares.

(d)	Executive officers named in the Summary Compensation Table (other than Mr. Heckmann, whose securities holdings are listed above).

*	Less than .1%

Certain Relationships and Related Transactions

In October 2003, K2 entered into a Reimbursement Agreement with its Chairman and Chief Executive Officer, Mr. Heckmann, for the reimbursement of expenses incurred by Mr. Heckmann in the operation of his private plane when used for K2 business. The Reimbursement Agreement is effective for expenses incurred by Mr. Heckmann for K2 business purposes since September 3, 2003. During 2003, K2 paid a total of approximately $214,000 pursuant to this reimbursement agreement related to expenses incurred by Mr. Heckmann.

Ambassador Green, director of K2 who has informed the Company that he will not seek a nomination for reelection, is the Chairman and Chief Executive Officer of k1 Ventures Limited, a Singapore-based investment company, which in February 2003 purchased $25 million of convertible subordinated debentures and five-year warrants to purchase an additional 524,329 shares of K2 Common Stock. In connection with this transaction, K2 agreed that so long as $12.5 million in aggregate principal amount of these debentures is outstanding, the holders of the debentures have the right to appoint one member to the Board of Directors, subject to approval of the Board. In June 2003, at a time when Ambassador Green was a member of the Board, in consideration for an amendment to permit the issuance of $75 million of convertible debentures, the five-year warrants were repriced to a reduced exercise price and the noteholders were issued three-year warrants to purchase 243,260 additional shares of K2 Common Stock. In connection with the amendment to the exercise price of the five-year warrants, a Black-Scholes option valuation model was used to calculate the additional fair market value related to the repricing of the five-year warrants. Based on a risk free interest rate of 2.13%, K2’s stock volatility of 35%, and the remaining term of the original five years, K2 assigned an additional fair market value of $267,000 to the repricing of the five-year warrants. K2 also assigned a fair market value of $358,000 to the three-year warrants based on a risk free interest rate of 1.46%, K2’s stock volatility of 35%, and the three year term. The Board of Directors was made aware of the potential conflict of interest prior to approving the transactions with k1Ventures Limited, and Ambassador Green did not participate in the vote for the approval of this amendment.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires K2’s directors and executive officers to file initial reports of ownership and reports of changes of ownership of K2’s Common Stock with the Securities and Exchange Commission. Executive officers and directors are required to furnish K2 with copies of all Section 16(a) forms that they file. Based upon a review of these filings and written representations from certain of K2’s directors and executive officers that no other reports were required, all such Forms were filed on a timely basis by reporting persons, other than one late Form 4, which was filed on December 18, 2003 by Dudley Mendenhall to report the acquisition of 1,000 shares of K2 Common Stock.

PROPOSAL 2

Ratification of Appointment of Independent Auditors

Subject to ratification by the K2 shareholders, the Audit Committee has appointed Ernst & Young LLP as independent auditors to audit K2’s consolidated financial statements for 2004. Services provided to K2 and its subsidiaries by Ernst & Young LLP in 2003 are described under “Fees to Independent Auditors for 2003 and 2002” below. Additional information concerning the Audit Committee is provided in “Report of the Audit Committee” above.

A representative of Ernst & Young LLP is expected to be present at the annual meeting with the opportunity to make a statement, if he or she so desires, and to be available to respond to appropriate questions.

The Board recommends that shareholders vote “FOR” ratification of the appointment of Ernst & Young LLP as K2’s independent auditors for 2004.

In the event shareholders do not ratify the appointment, the appointment will be reconsidered by the Audit Committee and the Board.

Fees to Independent Auditors for 2003 and 2002

In addition to retaining Ernst & Young LLP to audit K2’s consolidated financial statements for 2003, K2 retained Ernst & Young to provide merger and acquisition, advisory and auditing services in 2003. K2 understands the need for Ernst & Young to maintain objectivity and independence in its audit of K2’s financial statements. To minimize relationships that could impair the objectivity of Ernst & Young, the Audit Committee has prohibited certain non-audit services that Ernst & Young may provide as well as either requiring pre-approval of permitted non-audit services by the Audit Committee or statements from the Chief Financial Officer and Ernst & Young that the proposed non-audit services will not impair its independence.

The Audit Committee requires pre-approval for all engagements with Ernst & Young. The Audit Committee has also adopted policies and procedures for pre-approving all non-audit work performed by Ernst & Young after March 24, 2003.

The aggregate fees billed for professional services by Ernst & Young in 2003 and 2002 were:

Type of Fees	2003	2002
	(in thousands)
Audit Fees (a)	$1,211,000	$705,000
Audit-Related Fees (b)	332,000	88,000
Tax Fees (c)	476,000	528,000
All Other Fees	—	—

Total	$2,019,000	$1,321,000

(a)	Principally fees for professional services for the audit of K2’s consolidated financial statements included in the Annual Report on Form 10-K and review of financial statements included in Quarterly Reports on Form 10-Q, or for services that are normally provided in connection with statutory and regulatory filings or engagements.

(b)	Principally fees billed for audits of K2’s employee benefit plans and due diligence/audit procedures related to K2’s acquisition activities during 2003.

(c)	Principally fees for tax compliance, tax advice, and tax planning.

PROPOSAL 3

Approval of the K2 Inc. 2004 Long-Term Incentive Plan

On March 30, 2004, the Board of Directors unanimously approved and adopted the K2 Inc. 2004 Long-Term Incentive Plan (the “2004 Plan”), authorized 2,000,000 shares for issuance under the plan, and directed that the plan be submitted to shareholders for approval. The 2004 Plan will become effective when it is approved by shareholders.

The purpose of the 2004 Plan is to enable K2 to attract, retain and reward non-employee directors, officers, managers and key employees of K2 and its subsidiaries and to motivate these persons to exert their best efforts. In addition, if the 2004 Plan is approved by shareholders, K2 will have the ability to grant performance-based compensation awards that meet the requirements of section 162(m) of the Internal Revenue Code, thereby preserving K2’s ability to receive tax deductions for the awards.

The approval of the 2004 Plan will enable the Committee (as defined below) and K2 management to achieve the following:

•	K2 Inc. has a current need to obtain long-term compensation for its non-employee directors, officers, managers and key employees. As of April 2, 2004, K2 has available 330,419 shares of K2 Common Stock available to grant such individuals under existing long-term incentive plans, which, without shareholder approval of the 2004 Plan, does not permit K2 to provide adequate long-term incentive compensation in 2004.

•	The use of many compensation and corporate governance practices in the 2004 Plan such as no stock option repricings, minimum vesting requirements and no discounted stock options.

•	Even after approval of the 2004 Plan, K2 Inc. will have less than 15% diluted stock overhang. As of April 2, 2004, K2’s diluted stock overhang[1] is approximately 6.9% and assuming shareholder approval of the 2004 Plan would be approximately 11.6%, which K2 believes is a conservative overhang amount.

•	K2 anticipates that the number of authorized shares of K2 Common Stock will cover awards for the next three years. Although the actual run rate over the next three years is not known at this time, it is currently expected that the 2004 Plan, including the underlying share authorization, will provide K2 with adequate long-term compensation for the next three years. K2 believes that generally a share of restricted stock is more valuable than a share subject to a stock option. Therefore, if in the future, for example, K2 grants awards with a combination of restricted shares and stock options, it anticipates that the awards will be for fewer combined shares than if solely stock option shares were granted.

Summary Description of the 2004 Plan

The following is a summary of the material features of the 2004 Plan. This summary is subject in all respects to the complete text of the 2004 Plan, which is attached to this proxy statement as Annex E.

Shares Available.    2,000,000 shares of K2 Common Stock are authorized for issuance under the 2004 Plan. All these shares may be issued pursuant to the exercise of stock options, but no more than 500,000 shares

[1]	Stock overhang = [shares granted not yet exercised + shares available to grant] / total shares outstanding at year-end + shares granted not yet exercised + shares available to grant.

may be issued with respect to awards other than stock option awards. The number of authorized shares is subject to adjustment in the event of a merger, reorganization, consolidation, recapitalization, stock dividend, large non-recurring cash dividend (as determined by the Committee (as defined in the next paragraph)), stock split or other change in the corporate structure affecting the stock. The closing price of a share of K2 Common Stock on March 25, 2004, was $15.78.

If any shares of K2 Common Stock that have been optioned cease to be subject to a stock option or an incentive stock option, or if any shares of Common Stock that are subject to any restricted stock or restricted stock units award or other stock-based award granted under the 2004 Plan are forfeited or any such award otherwise terminates without a payment being made to the participant in the form of Common Stock, those shares will not be counted against the share limits in the 2004 Plan and would again be available for distribution in connection with future awards under the 2004 Plan.

Other than pursuant to a Change of Control (as defined below), in the event of any merger, reorganization, consolidation, recapitalization, K2 Common Stock dividend, large non-recurring cash dividend (as determined by the Committee), Common Stock split or other change in corporate structure affecting the Common Stock, the Committee will make a substitution or adjustment in the aggregate number of shares subject to, and reserved for issuance under, the 2004 Plan (including any sub-limits in the 2004 Plan), in the number and option price of shares subject to outstanding options granted under the 2004 Plan, and in the number of shares subject to other outstanding awards granted under the 2004 Plan as may be determined to be appropriate by the Committee, in its sole discretion, provided that the number of shares as adjusted will always be a whole number. The adjusted option price would also be used to determine the amount payable by K2 upon the exercise of any stock appreciation right.

Eligibility.    All non-employee directors, officers, managers and key employees of K2 and its subsidiaries are eligible to receive awards under the 2004 Plan. The Board of Directors shall delegate the power to select participants and to determine the amount, type, and terms of each award to a committee (the “Committee”) of the Board, which is expected to be the Compensation Committee. In 2003, stock option awards under the Plan were made to the 11 executive officers of K2 Inc., the nine non-employee directors and approximately 31 non-officer employees of K2 and its subsidiaries. Approximately 100 persons are currently eligible to participate in the 2004 Plan.

Types of Awards.    The Committee may award stock options (including nonqualified options and incentive stock options), stock appreciation rights (“SARs”), restricted shares, restricted stock units, other stock-based awards and performance awards.

Stock Options.    A stock option represents the right to purchase a share of common stock at a predetermined exercise price. Stock options granted under the 2004 Plan may be in the form of incentive stock options (“ISOs”) or nonqualified stock options, as determined in the discretion of the Committee. The terms of each stock option, including the number of shares, exercise price, vesting period, and option duration, will be set forth in an award agreement. Stock options may be exercised, in whole or in part, by payment in full of the exercise price in check, note or such other instrument as the Committee may accept. In addition, if authorized by the Committee, payment in full or in part may also be made in the form of unrestricted stock already owned by the participant or in any other manner approved by the Committee. Stock options expire on the earlier of the expiration date of the stock option (as set forth in the applicable award agreement) or the participant’s termination of employment. Under certain conditions as determined by the Committee, a stock option may be exercised after a participant’s termination of employment (e.g., retirement, death, disability), but not later than the expiration date for the option. The expiration date of an option may not be more than ten years from the date of grant.

Stock Appreciation Rights.    An SAR represents the right to receive a payment, in cash, shares of common stock, or both (as determined by the Committee), which is equal to the spread value (the excess of the fair market value of common stock on the date the SAR is exercised over the grant price of the SAR). “Fair market value” for purposes of the 2004 Plan means, on any date, unless otherwise determined by the Committee in good faith, the average of the high and low sales price of a share of K2 Common Stock on such date. The grant price of a SAR will be set forth in the applicable award agreement. Subject to the terms of the applicable award agreement, a SAR will be exercisable, in whole or in part, by giving written notice of exercise to K2 Inc. Stock options relating to exercised SARs will no longer be exercisable to the extent that the related SARs have been exercised. SARs will generally be subject to the same terms and conditions as options under the 2004 Plan.

Restricted Stock and Restricted Stock Units.    Restricted stock means an award of shares awarded to a participant that are subject to forfeiture during a pre-established period if certain conditions (e.g., continued employment or performance goals) are not met. Restricted stock unit means a fixed or variable right to acquire restricted stock, subject to such period and conditions. The terms of a participant’s restricted stock award and restricted stock unit award are determined by the Committee and are set forth in an award agreement. Except in the case where a participant’s employment is terminated and the Committee determines (in its sole discretion) to shorten the restriction period, the restriction period will be no less than (1) three years after the date of grant if the non-foreitability is based solely on continued employment and the grant is not a form of payment of earned incentive or other performance-based compensation and (2) one year after the date of grant in all other cases. Restricted stock and restricted stock units may not be sold, assigned, transferred, pledged, or otherwise encumbered while the shares are subject to forfeiture. A participant generally will have all the rights of a holder of common stock, including the rights to receive any dividends and to vote, during the restricted period.

Other Stock-Based Awards.    Other stock-based awards are awards, other than stock options, SARs, restricted stock and restricted stock units, that are denominated or valued in whole or in part by reference to, or otherwise based on or related to, the value of common stock. The purchase, exercise, exchange, or conversion of other stock-based awards will be on such terms and conditions and by such methods as will be specified by the Committee.

Awards Granted at Fair Market Value.    The exercise price of a stock option and the grant price of a SAR may not be less than 100% of the fair market value of common stock on the date of grant. In addition, if the value of another stock-based award is based on spread value, the grant price for the other stock-based award may not be less than 100% of the fair market value on the date of grant. The only exception is for awards made in substitution for awards made to a participant under a predecessor company plan that has been assumed by K2 Inc. as a result of a merger, stock exchange, or other acquisition.

Minimum Vesting Period for Awards.    Except in the case of a new-hire award or under such other circumstances deemed appropriate by the Committee, no stock option, stock appreciation right, restricted stock, restricted stock unit, or other stock-based award will be granted with a vesting period of less than one year.

Stock Option Repricing.    Stock options may not be repriced (whether through modification of the exercise price of options after the date of grant or through an option exchange program) without the approval of K2’s shareholders.

Award Limitations.    The total number of shares of shares of common stock in the aggregate awarded may not exceed 500,000 shares granted in the form of restricted stock, restricted stock units, other stock-based awards or performance awards. In addition, no participant may (other than non-employee directors) receive in any calendar year awards under the 2004 Plan relating to more than 500,000 shares of common stock, and non-employee directors may not receive more than awards relating to 50,000 shares of common stock.

Performance-Based Awards.    Any award granted under the 2004 Plan may be conditioned on the attainment of one or more performance goals over a specified performance cycle. If the Committee intends that an award other than a stock option made to a “covered employee” (generally the Chief Executive Officer and the four most highly compensated executive officers) will constitute “performance-based” compensation within the meaning of section 162(m) of the Internal Revenue Code, then the performance goals will be based on one or more of the following criteria:

•	return on assets;

•	return on equity;

•	total shareholder return;

•	revenues;

•	cash flows, revenues, and/or earnings relative to other parameters;

•	operating income;

•	return on investment;

•	changes in the value of K2’s common stock;

•	operating margin;

•	return or average net assets;

•	change in enterprise value; and

•	gross profit margin.

The performance goals will be determined over a measurement period or periods established by the Committee, and may relate to one or more of the goals described, either individually, alternatively or in any combination, applied to either K2 as a whole or to a business unit, division, subsidiary or geographic region, either individually, alternatively or in any combination, and measured either annually or cumulatively over the period established by the Committee, on an absolute basis or relative to a pre-established target, to results from a previous period or to a designated comparison corporation or group, in each case as specified by the Committee in an award.

To the extent consistent with Section 162(m) of the Internal Revenue Code, the Committee may appropriately adjust any evaluation of performance under the performance goals described in this proxy statement to exclude any of the following events that occurs during a performance period:

•	asset write-downs,

•	litigation, claims, judgments or settlements,

•	the effect of changes in tax law, accounting principles or other such laws or provisions affecting reported results,

•	accruals for reorganization and restructuring programs and

•	any extraordinary, unusual or non-recurring items as described in Accounting Principles Board Opinion No. 30 and/or in management’s discussion and analysis of financial condition and results of operations appearing in K2’s annual report to shareholders for the applicable year.

Change of Control.    In the event of a Change of Control, as defined in the 2004 Plan, all restrictions relating to all outstanding awards issued or granted under the 2004 Plan will fully vest and become immediately exercisable, unless such awards are assumed by a successor entity, in which case such awards will not become fully vested or exercisable. However, in the event that the outstanding awards are assumed in connection with a Change of Control, and a participant is involuntarily terminated within one year of the Change of Control, any award held by such participant shall immediately vest in full and shall become exercisable until the earlier of 60 days following such termination or the expiration of the award in accordance with its terms.

A Change of Control under the 2004 Plan will have occurred if:

•	any person or related group of persons (other than K2 or an affiliate of K2) directly or indirectly acquires beneficial ownership (within the meaning of Rule 13d-3 of the Securities Exchange Act of 1934) of securities possessing more than thirty-five percent (35%) of the total combined voting power of K2’s outstanding securities;

•	the composition of the Board changes over a period of twenty-four (24) consecutive months or less in a way that results in a majority of the Board (rounded up to the next whole number) ceasing, by reason of one or more proxy contests for the election of Board members, to be comprised of individuals who either (A) have been Board members continuously since the beginning of the period or (B) have been elected or nominated for election as Board members during the period by at least two-thirds of the Board members described in clause (A) who were still in office at the time the election or nomination was approved by the Board;

•	a merger or consolidation occurs in which K2 is not the surviving entity, or any reverse merger in which K2 is the surviving entity but in which securities possessing more than fifty percent (50%) of the total combined voting power of K2’s outstanding securities are transferred to holders different from those who held such securities immediately prior to such merger; or

•	all of substantially all of K2’s assets are sold or transferred other than in connection with an internal reorganization of K2.

Plan Administration.    The 2004 Plan will be administered by the Committee, which will have the power to interpret the plan and to adopt such rules and guidelines for carrying out the plan as it may deem appropriate. The Committee will have the authority to adopt such modifications, procedures, and subplans as may be necessary or desirable to comply with the laws, regulations, compensation practices, and tax and accounting principles of the countries in which K2 Inc. or a subsidiary may operate to assure the viability of the benefits of awards made to individuals employed in such countries and to meet the objectives of the plan. Subject to the terms of the plan, the Committee will have the authority to determine those individuals eligible to receive awards and the amount, type, and terms of each award and to establish and administer any performance goals applicable to such awards. The Committee will consist of two or more non-employee directors (who are “outside directors” within the meaning of section 162(m) of the Internal Revenue Code of 1986 and “non-employee directors” for purposes of Rule 16b-3 under the Securities Exchange Act of 1934).

Amendment and Termination.    The Board or the Committee may amend, alter or discontinue the 2004 Plan at any time, provided that no such amendment will be made without shareholder approval if such approval is required under applicable law, or if such amendment would:

•	increase the total number of shares of common stock for which awards may be granted under the plan,

•	reduce the price at which options may be granted below the “fair market value” (except as specifically provided above under “—Awards Granted at Fair Market Value”),

•	extend the term of the 2004 Plan,

•	change the class of persons eligible to receive awards or

•	increase the participant limits provided above under “—Award Limitations.”

Except as set forth in any award agreement, no amendment or termination of the plan may impair the rights of any participant without his or her consent.

U.S. Federal Income Tax Consequences.    The following is a brief description of the principal U.S. federal income tax consequences, based on current law, of awards under the 2004 Plan.

Tax Consequences to Participants.    U.S. federal income tax consequences may vary depending in part on the nature of the award.

Nonqualified Stock Options.    A participant will not recognize any income upon the grant of a nonqualified stock option (“NQSO”). If the shares of K2 Common Stock that are received upon exercise of a NQSO are vested, or if the participant makes an election under Section 83(b) of the Internal Revenue Code with respect to unvested shares acquired upon exercise of a NQSO, the participant will have ordinary income on exercise of the option in an amount equal to the difference between the fair market value of the stock subject to the option and the exercise price of the option. If the shares received upon the exercise of the NQSO are not vested and the participant does not make the Section 83(b) election, the participant will have ordinary income as those shares vest in an amount equal to the excess of the fair market value of the stock on the date it vests over the exercise price of the option. The ordinary income recognized by a participant will be subject to applicable tax withholding, including applicable income taxes, FICA, and FUTA.

Incentive Stock Options.    Participants generally recognize no taxable income on the grant or exercise of an ISO. In some cases, however, participants may become subject to alternative minimum tax as the result of the exercise of an ISO, because the excess of the fair market value of the stock at exercise over the exercise price is an adjustment item for alternative minimum tax purposes. If the participant does not dispose of the stock acquired upon exercise of the ISO before the first anniversary of the date on which he or she exercised the ISO or, if later, the second anniversary of the date on which the ISO was granted, he or she will realize long-term capital gain or loss upon disposition of the stock in an amount equal to the amount realized on the disposition of the stock over the exercise price of the ISO. If the participant disposes of the stock before the expiration of this holding period, a “disqualifying disposition” occurs and the participant will recognize income, taxable at ordinary income rates, in the year of the disqualifying disposition. The amount of this income will generally be equal to the excess, if any, of the lesser of (i) the fair market value of the stock on the date of exercise over the exercise price of the option and (ii) the amount realized upon disposition of the stock over the exercise price of the option. If the amount realized upon a disqualifying disposition is greater than the fair market value of the stock on the date of exercise, the difference will be taxable to the employee as capital gain.

If the shares received upon exercise of an ISO are not fully vested at the time of exercise, the federal income tax consequences, including alternative minimum tax consequences, may vary depending on whether the participant files an election under Section 83(b) of the Internal Revenue Code. Participants should consult their tax advisors, prior to exercising options, with regard to such issues.

Stock Grants.    A participant who is awarded vested or unrestricted shares pursuant to the 2004 Plan is required to recognize ordinary income in an amount equal to the excess of (i) the fair market value of the shares on the date the shares are granted to the participant over (ii) the purchase price (if any) paid for the shares. A participant who is awarded unvested or restricted shares generally will not recognize taxable ordinary income when he or she receives such shares. Instead, the participant will have taxable income in the first year in which the shares cease to be subject to a substantial risk of forfeiture, generally when all applicable restrictions lapse. The participant will then have taxable income equal to the fair market value of the stock at that time over the amount, if any, the participant paid for the stock. The participant may, however, make an election under Section 83(b) of the Internal Revenue Code to include in income, when the restricted stock is first transferred to him or her, an amount equal to the excess of the fair market value of the stock at that time over the amount, if any, paid for the stock. The result of this election is that appreciation in the value of the stock after the date of transfer is then taxable as capital gain, rather than as ordinary income.

SARs.    The grant of a SAR is not a taxable event. Upon the exercise of a SAR, the payment to the grantee in respect of such exercise will be taxed as ordinary income and will be subject to applicable tax withholding, including applicable income taxes, FICA, and FUTA.

Tax Consequences to K2.    Generally, any time a participant recognizes ordinary income, as opposed to capital gain, as the result of the settlement of any award under the 2004 Plan, K2 will be entitled to a deduction equal to the amount of income recognized by the participant.

Other U.S. Federal Income Tax Considerations.

Internal Revenue Code section 162(m) places a $1,000,000 annual limit on the compensation deductible by K2 Inc. paid to covered employees (as described above). The limit, however, does not apply to “qualified performance-based compensation.” K2 Inc. believes that awards of stock options, SARs, and other awards payable upon the attainment of performance goals under the 2004 Plan will qualify as qualified performance-based compensation. Also, awards that are granted, accelerated, or enhanced upon the occurrence of a change in control may give rise, in whole or in part, to “excess parachute payments” within the meaning of Internal Revenue Code section 280G and, to such extent, will be non-deductible by K2 Inc. and subject to a 20% excise tax on the participant.

The foregoing summary of the income tax consequences in respect of the 2004 Plan is for general information only. The summary does not purport to be complete and does not discuss any tax consequences under state, local, or foreign tax laws. In addition, the tax consequences to a participant may differ depending upon the participant’s individual circumstances. Each participant should consult his or her own advisors as to specific tax consequences of participating in the 2004 Plan, including the application and effect of foreign, state, and local tax laws.

The Board of Directors recommends a vote “FOR” approval of the K2 Inc. 2004 Long-Term Incentive Plan.

PROPOSAL 4

Approval of an Amendment to K2’s

Certificate of Incorporation to Increase the

Number of Authorized Shares of Common Stock

Background

K2 is currently authorized to issue 72,500,000 shares of capital stock, divided into 60,000,000 shares of common stock, $1.00 par value per share, and 12,500,000 shares of preferred stock, $1.00 par value per share. As of April 2, 2004, 35,683,066 shares of K2 Common Stock were issued and outstanding, with 8,851,232 shares reserved in respect of the conversion of $100 million in convertible debentures, 767,584 shares reserved for exercise of issued and outstanding warrants and 2,898,651 shares reserved for exercise of outstanding options leaving 12,534,342 authorized shares available. As of April 2, 2004, there were no shares of K2 preferred stock issued or outstanding.

Although K2 does not have any current plans to take any action that would require it to issue shares of K2 common stock (other than to fulfill its obligations under outstanding options), examples of such potential actions include:

•	acquiring businesses or assets for stock;

•	issuing convertible securities, of which K2 issued $100 million in the aggregate in 2003, which, among other reasons, led to an improved K2 balance sheet;

•	distributing stock splits or stock dividends;

•	consummating capital market transactions; or

•	granting new awards under employee benefit plans or issuing other equity incentive awards.

K2 completed a number of transactions in 2003 and, subject to finding companies that meet K2’s requirements at reasonable prices, intends to continue to do so in 2004. The Board of Directors believes that equity financing at appropriate price levels of all or a portion of certain merger and acquisition transactions would be in the best interests of K2 Inc. and its shareholders. However, given the limited number of shares of K2 Common Stock available for issuance under its certificate of incorporation, K2 could be limited in its ability to acquire companies using common stock absent an amendment to the certificate of incorporation.

In order to implement its strategy for growth, K2 has embarked upon an aggressive program to leverage its existing operations and to complement and diversify its product offerings within the sporting goods and recreational products. In addition to seeking internal growth, K2 will seek strategic acquisitions of other sporting goods companies with well-established brands and with complementary distribution channels. K2 believes that the growing influence of large format sporting goods retailers and retailer buying groups as well as the consolidation of certain sporting goods retailers worldwide is leading to a consolidation of sporting goods suppliers. K2 also believes that the most successful sporting goods suppliers will be those with greater financial and other resources, including those with the ability to produce or source high-quality, low cost products and deliver these products on a timely basis, to invest in product development projects and the ability to access distribution channels with a broad array of products and brands. In addition, as the influence of large sporting goods retailers grows, management believes these retailers will prefer to rely on fewer and larger sporting goods suppliers to help them manage the supply of products and the allocation of shelf space. In light of the cyclical and seasonal nature of the sporting goods and recreational products businesses, it is important that K2 Inc. not incur high amounts of debt. Equity financing of acquisitions also could allow K2 Inc. to offer existing stakeholders in other sporting goods and recreational products companies the opportunity to participate in the value enhancing synergies that the Board believes exist in current consolidation opportunities.

Certain Effects of the Proposed Amendment

If the proposed amendment becomes effective, under certain circumstances it could have an anti-takeover effect. For example, if K2 became the subject of a hostile takeover attempt, K2 could attempt to obstruct the takeover by issuing shares of K2 Common Stock which would have the effect of diluting the voting power of the outstanding shares and increasing the cost of the potential takeover. In addition, the increase in authorized shares, if approved, may have the effect of discouraging a challenge for control or make it less likely that such a challenge, if attempted, would be successful. K2’s Board of Directors and executive officers have no knowledge of any current effort to obtain control of K2 or to accumulate large amounts of the K2 Common Stock.

Furthermore, in certain instances, the issuance of additional shares of K2 Common Stock will have a dilutive effect on earnings per share and on the equity and voting power of existing security holders of K2’s capital stock. It may also adversely affect the market price of K2 Common Stock. However, if additional shares are issued in transactions in which favorable business opportunities are provided and allow K2 to pursue its business plans, the market price of K2 Common Stock may increase.

Increase of Authorized Shares of Common Stock from 60,000,000 to 110,000,000

The Board of Directors unanimously recommends the proposed amendment to K2’s certificate of incorporation, the relevant portion of which is attached to this proxy statement as Annex F, which would increase the number of authorized shares of K2 Common Stock from 60,000,000 shares to 110,000,000 shares. The effect of the proposed amendment is to give the Board the flexibility to issue shares of K2 Common Stock to meet the recurring needs of the K2’s business (including in connection with potential future acquisitions) without undue delay. This increase would not affect the rights of K2’s shareholders to approve an issuance of K2 Common Stock in circumstances specified by K2’s by-laws, the rules of the NYSE or applicable law.

All shares of K2 Common Stock, including those now authorized and those that would be authorized by the proposed amendment to K2’s certificate of incorporation, are equal in rank and have the same voting, dividend and liquidation rights. Holders of K2 Common Stock do not have preemptive rights.

Ability of Board to Issue Authorized Shares; Certain Issuances Requiring Shareholder Approval

Once authorized, additional shares of K2 Common Stock may be issued upon approval by the Board of Directors (and in certain limited cases by the Executive Committee) and without further approval of the shareholders unless shareholder approval is required by applicable law or the rules of the NYSE.

The rules of the NYSE require the prior approval of shareholders representing the majority of the votes cast (assuming the presence of a quorum) in the following situations:

•	an issuance that will result in a change of control of K2 Inc.;

•	an issuance of K2 Common Stock (or securities convertible into or exercisable for K2 Common Stock) in any transaction or series of related transactions if:

•	the K2 Common Stock to be issued has, or will have upon issuance, voting power of 20% or more of the voting power outstanding before the issuance of such stock (or securities convertible into or exercisable for K2 Common Stock); or

•	the number of shares of K2 Common Stock to be issued is, or will be upon issuance, equal to or in excess of 20% of the number of shares of K2 Common Stock outstanding before the issuance of the securities (or securities convertible into or exercisable for K2 Common Stock), unless such issuance involves any public offering for cash, any bona fide private financing involving a sale of K2 Common Stock for cash at a price at least as great as each of the book and market value of the K2 Common Stock, or securities convertible into or exercisable for K2 Common Stock for cash if the conversion or exercise price is at least as great as each of the book and market value of the K2 Common Stock;

•	for any stock option or purchase plan or other arrangement pursuant to which any employee, director or service provider would receive securities as compensation, and any material revisions to the terms of such plans or arrangements, with limited exceptions such as employment inducement awards, certain grants, plans and amendments in connection with a merger and acquisition, and certain specified plans; and

•	any issuance of K2 Common Stock (or securities convertible into or exercisable for K2 Common Stock) to a director, officer or certain substantial security holders of K2 Inc. if the number of shares to be issued involves more than 1% of the number of shares of K2 Common Stock or 1% of the voting power outstanding before the issuance.

The Board recommends a vote “FOR” the approval of the amendment to K2 Inc.’s certificate of incorporation which will increase the authorized shares of common stock from 60,000,000 to 110,000,000.

Additional Information

Advance Notice Procedures

Under our by-laws, no business may be brought before an annual meeting unless it is specified in the notice of the meeting or is otherwise brought before the meeting by or at the direction of the Board or by a shareholder entitled to vote who has delivered written notice to the Secretary of K2 Inc. (containing certain information specified in the by-laws about the shareholder and the proposed action) not less than 90 days prior to the annual meeting or if later 10 days after the public announcement of such meeting. In addition, any shareholder who wishes to submit a nominee to the Board for election by the shareholders at the annual meeting must deliver written notice of the nomination within this time period and comply with the information requirements in the by-laws relating to shareholder nominations. These requirements are separate from and in addition to the SEC’s requirements that a shareholder must meet in order to have a shareholder proposal included in K2’s proxy statement.

Shareholder Proposals for the 2005 Annual Meeting

Shareholders interested in submitting a proposal for inclusion in the proxy materials for the annual meeting of shareholders in 2005 may do so by following the procedures prescribed in SEC Rule l4a-8. To be eligible for inclusion, shareholder proposals must be received by K2 Inc.’s Secretary no later than December 18, 2004, unless the 2005 annual meeting date is changed by more than 30 days from the 2004 meeting, in which case the deadline will be a reasonable time before K2 begins to print and mail the proxy materials. Proposals should be sent to Corporate Secretary, K2 Inc., 2051 Palomar Airport Road, Suite 100, Carlsbad, California 92009.

If a shareholder intends to submit at the 2005 annual meeting of shareholders a proposal that is not eligible for inclusion in the proxy statement, the deadline for submitting the proposal is determined under K2’s by-laws, which state that the deadline is dependent upon the date of the 2005 annual meeting. The shareholder proposal must be in writing and received by the Corporate Secretary of K2 Inc. no less than 90 days in advance of the 2005 annual meeting, or if later, the tenth day following the first public announcement of the date of the annual meeting. The shareholders’ submission must be a proper matter for shareholder action under the General Corporation Law of the State of Delaware, and it must include certain specified information concerning the proposal or nominee, as applicable, and information regarding the shareholder’s ownership of K2 Common Stock. Proposals not meeting the requirements set forth in the K2 Inc.’s by-laws will not be entertained at the 2005 annual meeting. Shareholders should contact the Corporate Secretary of K2 Inc. in writing at 2051 Palomar Airport Road, Suite 100, Carlsbad, California 92009 to make any submission or to obtain additional information as to the proper form an content of submissions.

Proxy Solicitation Costs

The proxies being solicited hereby are being solicited by the Board of Directors of K2 Inc. The cost of soliciting proxies in the enclosed form will be borne by K2 Inc. K2 Inc. has retained Morrow & Co., 445 Park Avenue, New York, New York to aid in the solicitation. For these services, we will pay Morrow & Co. a fee of $8,500 and reimburse it for certain out-of-pocket disbursements and expenses. Officers and regular employees of K2 may, but without compensation other than their regular compensation, solicit proxies by further mailing or personal conversations, or by telephone, telex, facsimile or electronic means. K2 will, upon request, reimburse brokerage firms and others for their reasonable expenses in forwarding solicitation material to the beneficial owners of stock.

Other Matters

The Board of Directors knows of no other business to be presented at the meeting. If other matters do properly come before the meeting, the persons acting pursuant to the proxy will vote on them in their discretion. A copy of the 2003 Annual Report to shareholders is being mailed with this Proxy Statement.

Upon the written request of any shareholder of record as of April 2, 2004, a copy of K2’s Annual Report on Form 10-K for the year ended December 31, 2003 (excluding exhibits) as filed with the Securities and Exchange Commission will be supplied without charge. Requests should be directed to the Corporate Secretary, K2 Inc., 2051 Palomar Airport Road, Suite 100, Carlsbad, California 92009.

ANNEX A

K2 Inc.

Principles of Corporate Governance

Adopted by the Board of Directors on February 12, 2004

The Board of Directors of K2 Inc. (the “Company”) has adopted the corporate governance principles set forth below as a framework for the governance of the Company. The Corporate Governance and Nominating Committee reviews the Principles annually and recommends changes to the Board of Directors as appropriate.

1.    Role and Composition of the Board of Directors

Role of the Board

The Board of Directors, which is elected by the Company’s shareholders, oversees the management of the Company and its business. The Board selects the senior management team, which is responsible for operating the Company’s business, and monitors the performance of senior management.

Size, Composition and Membership Criteria

A substantial majority of the Board is made up of independent directors. An “independent” director is a director who meets the New York Stock Exchange definition of independence, as determined by the Board. The Board has adopted the standards set forth in Attachment A to these Principles to assist it in assessing the independence of directors. The Board makes an affirmative determination regarding the independence of each director annually, based upon the recommendation of the Corporate Governance and Nominating Committee.

The Corporate Governance and Nominating Committee considers and makes recommendations to the Board regarding the size, structure, composition and functioning of the Board. The Board seeks to have between nine and twelve directors. The Board is divided into three classes, approximately equal in number, with staggered terms of three years each, so that the term of one class expires at each annual meeting of shareholders. Thus, directors typically stand for reelection every three years.

The Corporate Governance and Nominating Committee is responsible for establishing processes and procedures for the selection and nomination of directors, and for developing and recommending Board membership criteria to the Board for approval and periodically reviewing these criteria. The Board’s criteria include business experience and skills, independence, judgment, integrity, the ability to commit sufficient time and attention to Board activities, and the absence of potential conflicts with the Company’s interests. The Committee considers these criteria in the context of the perceived needs of the Board as a whole and seeks to achieve a diversity of occupational and personal backgrounds on the Board.

The Corporate Governance and Nominating Committee reviews the qualifications of director candidates in light of criteria approved by the Board and recommends candidates to the Board for election by the Company’s shareholders at the annual meeting. The Committee also considers nominations by Company shareholders that recommend candidates for election to the Board in compliance with the advance notice provisions in the Company’s Bylaws.

Board Leadership; Lead Independent Director

The Board presently believes that it is in the best interests of the Company for a single person to serve as Chairman of the Board and Chief Executive Officer (“CEO”). The Board may in its discretion separate the roles if it deems it advisable and in the Company’s best interests to do so.

The Board has an independent director who has been designated by the independent directors as the Lead Independent Director. The Lead Independent Director’s responsibilities include presiding over and setting the agenda for executive sessions of the independent directors, consulting with the Chairman and CEO regarding agendas for Board and committee meetings and acting as a liaison between the independent directors and management.

Change in Principal Occupation

When a director’s principal occupation or business association changes substantially during the director’s tenure on the Board, the director must tender his or her resignation for consideration by the Corporate Governance and Nominating Committee. The Committee recommends to the Board the action, if any, to be taken with respect to the resignation.

Service on Other Boards and Audit Committees

Directors are encouraged to limit the number of other boards on which they serve so as not to interfere with their service as a director of the Company. Directors should also advise the chair of the Corporate Governance and Nominating Committee in advance of accepting an invitation to serve on another corporate board. Members of the Audit Committee may not serve on the audit committees of more than two other public companies unless approved by the Board of Directors.

Retirement; Term Limits

Non-management directors may not stand for reelection after age 72 and management directors may not stand for reelection after age 65.

The Board does not believe that it should establish term limits. Term limits may result in the loss of directors who, over a period of time, have developed substantial insight into the Company and its operations. As an alternative to term limits, the Corporate Governance and Nominating Committee assesses the contributions of each incumbent director prior to the director’s nomination to another term. This also gives each director the opportunity to confirm his or her desire to continue as a member of the Board.

2.    Functioning of the Board

Agendas

The Chairman and CEO, in consultation with the Lead Independent Director, establishes the agenda for each Board meeting. Agenda items that fall within the scope of responsibilities of a Board committee are reviewed with the chair of that committee. Directors are encouraged to suggest the inclusion of items on the agenda. Directors are also free to raise subjects at a Board meeting that are not on the agenda for that meeting.

Distribution and Review of Board Materials

Board materials related to agenda items are provided to directors sufficiently in advance of Board meetings to allow directors to review and prepare for discussion of the items at the meeting. In some cases, due to timing or the sensitive nature of an issue, materials are presented only at the Board meeting.

Executive Sessions of Independent Directors

The independent directors meet in executive session without management present at least quarterly. The Lead Independent Director presides at executive sessions.

Strategic Planning

The Board reviews the Company’s strategic plan and business unit initiatives at least annually.

3.    Structure and Functioning of Committees

Number, Structure and Independence of Committees

The Board has four standing committees: Audit, Corporate Governance and Nominating, Compensation, and Executive.

The Audit, Corporate Governance and Nominating, and Compensation Committees consist solely of independent directors. In addition, directors who serve on the Audit Committee must be “independent” within the meaning of the New York Stock Exchange criteria for audit committee members.

The Board may also establish and maintain other committees from time to time as it deems necessary and appropriate.

Assignment of Committee Members

The Corporate Governance and Nominating Committee considers and makes recommendations to the Board regarding committee size, structure, composition and functioning. Committee members and chairs are recommended to the Board by the Corporate Governance and Nominating Committee and appointed by the full Board.

Responsibilities

Each standing committee operates under a written charter that sets forth the purposes and responsibilities of the committee as well as qualifications for committee membership. Each standing committee assesses the adequacy of its charter annually and recommends changes to the Board as appropriate. All committees report regularly to the full Board with respect to their activities.

Meetings and Agendas

The chair of each committee, in consultation with the Lead Independent Director, and the Chairman and CEO, determines the frequency, length and agenda of the committee’s meetings. Materials related to agenda items are provided to committee members sufficiently in advance of meetings where necessary to allow the members to review and prepare for discussion of the items at the meeting.

4.    Director Access to Management, Employees and Advisors

At the invitation of the Board, members of senior management may attend Board meetings or portions of meetings for the purpose of presenting matters to the Board and participating in discussions. Directors also have full and free access to other members of management and to employees of the Company.

The Board has the authority to retain such outside counsel, experts and other advisors as it determines appropriate to assist it in the performance of its functions. Each of the Audit, Corporate Governance and Nominating, and Compensation Committees has similar authority to retain outside advisors as it determines appropriate to assist it in the performance of its functions.

5.    Director Compensation; Stock Ownership Guidelines

The Corporate Governance and Nominating Committee annually reviews the compensation of directors. Director compensation is set by the Board based upon the recommendation of the Committee. Non-management directors receive a combination of cash and equity compensation for service on the Board.

Directors are expected to own stock in the Company in an amount that is appropriate for them.

6.    Succession Planning

The Board plans for succession to the position of Chairman and CEO as well as certain other senior management positions. The CEO reports to the Board periodically on succession planning and management development and provides the Board with recommendations and evaluations of potential successors. The Chairman and CEO also makes available to the Board, on a continuing basis, recommendations regarding who should assume the position of Chairman and CEO in the event that he or she becomes unable or unwilling to perform the duties of this position.

7.    Formal Evaluation of the Ceo

The Compensation Committee is responsible for setting annual and long-term performance goals for the CEO, evaluating the CEO’s performance against those goals, and recommending the CEO’s compensation to the independent directors for approval. Both the goals and the evaluation are submitted for consideration by the independent directors meeting in executive session. The results of the evaluation are shared with the CEO and used by the Compensation Committee in considering the CEO’s compensation, which is approved by the independent directors meeting in executive session.

8.    Director Orientation and Continuing Education

The Company will implement an orientation process for Board members that is designed to familiarize new directors with the Company’s business, operations, finances, and governance practices. The Board encourages directors to participate in education programs to assist them in performing their responsibilities as directors.

9.    Annual Performance Evaluations

The Board conducts an annual self-evaluation to assess its performance. The Audit, Corporate Governance and Nominating, and Compensation Committees conduct annual self-evaluations to assess their performance. The ability of individual directors to contribute to the Board is considered in connection with the renomination process.

The Corporate Governance and Nominating Committee is responsible for developing, administering and overseeing processes for conducting evaluations.

Attachment A to Annex A

An “independent” director is a director whom the Board of Directors has determined has no material relationship with K2 Inc. or any of its consolidated subsidiaries (collectively, the “Company”), either directly, or as a partner, shareholder or officer of an organization that has a relationship with the Company. For purposes of this definition, the Board has determined that a director is not independent if:

1.	the director is, or in the past three years has been, an employee of the Company, or an immediate family member of the director is, or in the past three years has been, an executive officer of the Company;

2.	the director is, or in the past three years has been, affiliated with or employed by the Company’s outside auditor, or a member of the director’s immediate family is, or in the past three years has been, affiliated with or employed in a professional capacity by the Company’s outside auditor;

3.	the director, or a member of the director’s immediate family, is or in the past three years has been, an executive officer of another company where any of the Company’s present executives serves or served in the past three years on the compensation committee;

4.	the director, or a member of the director’s immediate family, receives or has in the past three years received any direct compensation from the Company in excess of $100,000 per year, other than compensation for Board service, compensation received by the director’s immediate family member for service as a non-executive employee of the Company, and pension or other forms of deferred compensation for prior service with the Company;

5.	the director is an executive officer or employee, or a member of the director’s immediate family is an executive officer, of another company that makes payments to or receives payments from the Company, or during any of the last three years has made payments to or received payments from the Company, for property or services in an amount that, in any single fiscal year, exceeded the greater of $1 million or 2% of the other company’s consolidated gross revenues; or

6.	the director is an executive officer of a non-profit organization to which the Company or the Company makes, or in the past three years has made, payments that, in any single fiscal year, exceeded the greater of $1 million or 2% of the non-profit organization’s consolidated gross revenues (Amounts that the Company contributes under matching gifts programs are not included in the payments calculated for purposes of this standard.).

An “immediate family” member includes a director’s spouse, parents, children, siblings, mother and father-in-law, sons and daughters-in-law, brothers and sisters-in-law, and anyone (other than a domestic employee) who shares the director’s home.

In addition, a director is not considered independent for purposes of serving on the Audit Committee, and may not serve on the Audit Committee, if the director: (a) accepts, directly or indirectly, from K2 Inc. or any of its subsidiaries, any consulting, advisory, or other compensatory fee, other than Board and committee fees and fixed amounts of compensation under a retirement plan (including deferred compensation) for prior service with K2 Inc.; or (b) is an “affiliated person” of K2 Inc. or any of its subsidiaries; each as determined in accordance with Securities and Exchange Commission regulations.

ANNEX B

K2 Inc.—Audit Committee Charter

This charter, as amended from time to time, shall govern the operations of the Audit Committee of K2 Inc. (the “Company”). The primary purpose of the committee is to represent and assist the Board of Directors in fulfilling its oversight responsibilities relating to: (1) management’s conduct of the Company’s financial reporting process and the integrity of the Company’s financial statements; (2) the Company’s compliance with legal and regulatory requirements; (3) the outside auditors’ qualifications and independence; and (4) the performance of the Company’s internal audit function and the Company’s outside auditors. The committee also prepares the report required by the rules of the Securities and Exchange Commission (“SEC”) to be included in the Company’s annual proxy statement.

Organization and Qualifications

The committee shall be appointed by the Board of Directors upon the recommendation of the Corporate Governance and Nominating Committee and shall be comprised of at least three independent directors, including one chair. For purposes hereof, the term “independent” shall mean a director who meets the independence requirements of the New York Stock Exchange, as determined by the Board.

All committee members, as determined by the Board of Directors in its business judgment, shall be financially literate, or shall become financially literate within a reasonable period of time after appointment to the committee, and at least one member, as so determined by the Board of Directors, shall have accounting or related financial management expertise.

The committee shall meet at least four times per year, either in person or telephonically, and at such times and places as the committee shall determine. The committee shall meet separately in executive sessions, periodically, with management, internal audit and the outside auditors. The committee shall report regularly to the full Board of Directors with respect to its activities.

The committee is empowered to investigate any matter it deems appropriate with full access to all books, records, facilities, and personnel of the Company. The committee shall have the authority to retain such outside counsel, experts and other advisors as it determines appropriate to assist it in the performance of its functions. The committee shall receive appropriate resources from the Company, as determined by the committee, for the payment of compensation to any such advisors and for the payment of ordinary administrative expenses necessary or appropriate in carrying out the committee’s duties.

Responsibilities and Processes

The committee shall follow such procedures and policies as it deems appropriate, and its specific duties and responsibilities shall include, without limitation, the following:

1.	The committee shall be directly responsible, in its capacity as a committee of the Board, for the appointment, compensation, retention and oversight of the work of the outside auditors. In this regard, the committee shall appoint and retain, subject to ratification by the Company’s shareholders, evaluate, and terminate when appropriate, the outside auditors, which shall report directly to the committee.

2.

The committee shall request or obtain and review, at least annually, a report by the outside auditors describing the outside auditors’ internal quality-control procedures; and any material issues raised by the most recent internal quality-control review, or peer review, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the outside auditors, and any steps taken to deal with any such issues.

3.	The committee shall approve in advance all audit and permissible non-audit services to be provided by the outside auditors, and shall establish policies and procedures for the engagement of the outside auditors to provide audit and permissible non-audit services, which shall provide, among other things, for delegation to one or more committee members of authority to pre-approve such services.

4.	The committee shall request annually from the outside auditors, a formal written statement delineating all relationships between the outside auditors and the Company consistent with Independence Standards Board Standard No. 1 and shall discuss any disclosed relationships and their impact on the outside auditors’ independence.

5.	The committee shall review and discuss with the outside auditors the scope of the audit, the results of the annual audit examination, and any difficulties the auditors encountered in the course of their audit work and management’s response.

6.	The committee shall review and discuss with management and the outside auditors the annual audited and quarterly financial statements, including the Company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

7.	The committee shall discuss with the outside auditors the matters required to be discussed by Statement of Auditing Standards No. 61 and Statement of Auditing Standards No. 100.

8.	The committee, based upon the reviews and discussions noted above, shall make a recommendation to the Board of Directors as to the inclusion of the Company’s audited financial statements in the Company’s Annual Report to the SEC on Form 10-K.

9.	The committee shall discuss with management, internal audit and the outside auditors the adequacy and effectiveness of the Company’s internal controls and disclosure controls and procedures.

10.	The committee shall review and discuss earnings press releases and discuss the Company’s practices with respect to: (a) earnings press releases; and (b) financial information and earnings guidance provided to analysts and ratings agencies.

11.	The committee shall review and discuss the Company’s practices with respect to risk assessment and risk management.

12.	The committee shall assist the Board in its oversight with respect to legal and regulatory requirements and review the Company’s Code of Business Conduct and Ethics to monitor compliance with the Code.

13.	The committee shall establish procedures for handling complaints regarding accounting, internal accounting controls and auditing matters, including procedures for confidential, anonymous submission of concerns by employees regarding accounting and auditing matters.

14.	The committee shall establish policies for the hiring of employees and former employees of the outside auditors.

15.	The committee shall evaluate its performance annually, and shall review and reassess the adequacy of this charter annually and recommend any changes believed to be appropriate to the Board of Directors.

B-2

ANNEX C

K2 Inc.—Compensation Committee Charter

This charter, as amended from time to time, shall govern the operations of the Compensation Committee of K2 Inc. (the “Company”). The primary purpose of the committee is to have direct responsibility for the compensation of the Company’s Chief Executive Officer (“CEO”) and other senior management personnel and for making recommendations to the Board of Directors with respect to non-CEO compensation, incentive compensation plans and equity-based plans. The committee also prepares the report required by the rules of the Securities and Exchange Commission to be included in the Company’s annual proxy statement.

Organization and Qualifications

The committee shall be appointed by the Board of Directors upon the recommendation of the Corporate Governance and Nominating Committee and shall be comprised of at least three independent directors, including one chair. For purposes hereof, the term “independent” shall mean a director who meets the independence requirements of the New York Stock Exchange, as determined by the Board.

The committee shall meet as often as may be deemed necessary or appropriate, in its judgment, either in person or telephonically, and at such times and places as the committee determines. The committee shall report regularly to the full Board of Directors with respect to its activities.

The committee shall have the authority to retain such outside counsel, experts and other advisors as it determines appropriate to assist it in the performance of its functions.

Responsibilities and Processes

The committee shall follow such procedures and policies as it deems appropriate, and its specific duties and responsibilities shall include, without limitation, the following:

1.	The committee shall oversee the Company’s overall compensation structure, policies and programs, and assess whether the Company’s compensation structure establishes appropriate incentives for management and employees.

2.	The committee shall administer and make recommendations to the Board with respect to the Company’s incentive compensation and equity-based compensation plans for senior management.

3.	The committee shall review and approve corporate goals and objectives relevant to the compensation of the CEO, evaluate the CEO’s performance in light of those goals and objectives, and based on this evaluation, recommend the CEO’s compensation level to the independent directors for approval or approve such compensation.

4.	The committee shall evaluate the performance of senior management personnel other than the CEO, and consider and authorize or make recommendations to the directors concerning compensation arrangements for senior management, including stock option and other stock incentive awards.

5.	The committee shall review and approve the design of other benefit plans for senior management.

6.	The committee shall review and recommend employment agreements and severance arrangements for senior management, including change-in-control provisions, plans or agreements.

7.	The committee shall evaluate its performance annually, and shall review and reassess the adequacy of this charter annually and recommend any changes believed to be appropriate to the board of directors.

ANNEX D

K2 Inc.—Corporate Governance and Nominating Committee Charter

This charter, as amended from time to time, shall govern the operations of the Corporate Governance and Nominating Committee of K2 Inc. (the “Company”). The primary purpose of the committee is to: (1) identify individuals qualified to become members of the Board of Directors (consistent with criteria approved by the Board); (2) recommend to the Board director candidates for election at the annual meeting of shareholders; (3) develop and recommend to the Board a set of corporate governance principles; and (4) perform a leadership role in shaping the Company’s corporate governance.

Organization and Qualifications

The committee shall be appointed by the Board of Directors and shall be comprised of at least three independent directors, including one chair. For purposes hereof, the term “independent” shall mean a director who meets the independence requirements of the New York Stock Exchange, Inc., as determined by the Board.

The committee shall meet as often as may be deemed necessary or appropriate, in its judgment, either in person or telephonically, and at such times and places as the committee determines. The committee shall report regularly to the full Board of Directors with respect to its activities.

The committee shall have the authority to retain such outside counsel, experts and other advisors as it determines appropriate to assist it in the performance of its functions.

Responsibilities and Processes

The committee shall follow such procedures and policies as it deems appropriate, and its specific duties and responsibilities shall include, without limitation, the following:

1.	The committee shall develop and recommend to the Board criteria for identifying and evaluating director candidates.

2.	The committee shall identify, review the qualifications of, and recruit candidates for the Board and assess the contributions and independence of incumbent directors in determining whether to recommend them for reelection to the Board.

3.	The committee shall establish a procedure for the consideration of Board candidates recommended by the Company’s shareholders.

4.	The committee shall recommend to the Board candidates for election or reelection to the Board at each annual shareholders’ meeting and recommend to the Board candidates to be elected by the Board as necessary to fill vacancies and newly created directorships.

5.	The committee shall develop and recommend to the Board a set of corporate governance principles and review and recommend changes to these principles as necessary, and shall make recommendations to the Board regarding corporate governance matters.

6.	The committee shall make recommendations to the Board concerning the structure, composition and functioning of the Board and its committees.

7.	The committee shall recommend to the Board candidates for appointment to Board committees.

8.	The committee shall review and recommend to the Board retirement and other tenure policies for directors.

9.	The committee shall review directorships in other public companies held by or offered to directors and senior officers of the Company.

10.	The committee shall review and assess the channels through which the Board receives information, and the quality and timeliness of information received.

11.	The committee shall review the compensation of directors for service on the Board and its committees and recommend changes in compensation to the Board.

12.	The committee shall evaluate its performance annually, and shall review and reassess the adequacy of this charter annually and recommend any changes believed to be appropriate to the Board of Directors.

D-2

ANNEX E

2004 Long-Term Incentive Plan

K2 Inc.

As Approved by Stockholders on                     , 2004

K2 Inc.

2004 Long-Term Incentive Plan

Section 1.    Purpose; Definitions

The purpose of the K2 Inc. 2004 Long-Term Incentive Plan (the “Plan”) is to enable K2 Inc. (the “Company”) to attract, retain, and reward non-employee directors, officers, managers, and key employees of the Company and its Subsidiaries, and motivate such persons to exert their best efforts on behalf of the Company and its Subsidiaries.

For purposes of the Plan, the following terms shall be defined as set forth below

(a)  “Award” means an award under the Plan of Stock Options, Incentive Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, an Other Stock-Based Award and/or a Performance Award.

(b)  “Board” means the Board of Directors of the Company.

(c)  “BookValue” means, as of any given date, on a per share basis (a) the Stockholders’ Equity in the Company as of the end of the immediately preceding fiscal year as reflected in the Company’s consolidated balance sheet, subject to such adjustments as the Committee shall specify at or after grant, divided by (b) the number of then outstanding shares of Stock as of such year-end date (as adjusted by the Committee for subsequent events).

(d)  “Cause” means, but is not limited to, any of the following actions: theft, dishonesty or fraud, insubordination, persistent inattention to duties or excessive absenteeism, violation of the Company’s work rules, code of conduct or policies or state or federal law, or any conduct which would disqualify the participant from entitlement to unemployment benefits. The determination of whether Cause exists shall be made in the Company’s sole discretion.

(e)  “Code” means the Internal Revenue Code of 1986, as amended from time to time, and any successor thereto.

(f)  “Committee” means the Committee referred to in Section 2 of the Plan. If at any time no Committee shall be in office, then the functions of the Committee specified in the Plan shall be exercised by the Board.

(g)  “Company” means K2 Inc., a corporation organized under the laws of the State of Delaware, or any successor corporation.

(h)  “Disability” means disability as determined under procedures established by the Committee for purposes of this Plan.

(i)  “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, and any successor thereto.

(j)  “Fair Market Value” means, as of any given date, unless otherwise determined by the Committee in good faith, the mean between the highest and lowest quoted selling price, regular way, of the Stock on the New York Stock Exchange or, if no such sale of Stock occurs on the New York Stock Exchange on such date, the fair market value of the Stock as determined by the Committee in good faith.

(k)  “Incentive Stock Option” means any Stock Option intended to be and designated as an incentive Stock Option” within the meaning of Section 422 of the Code.

(l)  “Nonqualified Stock Option” means any Stock Option that is not an Incentive Stock Option.

(m)  “Other Stock-Based Award” means an award under Section 8 below that is valued in whole or in part by reference to, or is otherwise based on, Stock.

(n)  “Performance Award” means an award under Section 9 below that is valued based on the level of attainment of performance objectives related to the performance measures set forth in Section 9.

(o)  “Person” means “person” as defined in Section 3(a)(9) of the Exchange Act and as used in Sections 13(d) and 14(d) thereof, including a “group” as defined in Section 13(d) of the Exchange Act but excluding the Company and Subsidiary and any employee benefit plan sponsored or maintained by the Company or any Subsidiary (including any trustee of such plan acting as trustee).

(p)  “Plan” means K2 Inc.’s 2004 Long-Term Incentive Plan, as hereinafter amended from time to time.

(q)  “Restricted Stock” means an award of shares of Stock that is subject to restrictions under Section 7 below.

(r)  “Restricted Stock Unit” means a fixed or variable right to acquire Stock, which may or may not be subject to restriction, contingently awarded under Section 7 of the Plan.

(s)  “Stock” means the Common Stock, $1.00 par value per share, of the Company.

(t)  “Stock Appreciation Right” means the right to participate in an increase in the value of a share of Stock pursuant to an award granted under Section 6.

(u)  “Stock Option” or “Option” means any option to purchase shares of Stock (including Restricted Stock, if the Committee so determines) granted pursuant to Section 5 below.

(v)  “Subsidiary” means a corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if each of the corporations (other than the last corporation in the unbroken chain) owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in the chain, or otherwise controls one of the other corporations in the chain.

Section 2.    Administration

The Plan shall be administered by a committee of not less than two members of the Board, who shall be appointed by, and serve at the pleasure of, the Board. In selecting the members of the Committee, the Board shall take into account the requirements for the members of the Committee to be treated as “Outside Directors” within the meaning of Section 162(m) of the Code and “Non-Employee Directors” for purposes of Rule 16b-3, as promulgated under Section 16 of the Exchange Act. The functions of the Committee specified in the Plan shall be exercised by the Board, if and to the extent that no Committee exists which has the authority to so administer the Plan or to the extent that the Committee is not comprised solely of Non-Employee Directors for purposes of Rule 16b-3, as promulgated under Section 16 of the Exchange Act.

The Committee shall have full authority to grant, pursuant to the terms of the Plan, to non-employee directors, officers, managers, and key employees, eligible under Section 4: (i) Stock Options and Incentive Stock Options; (ii) Stock Appreciation Rights; (iii) Restricted Stock and Restricted Stock Units; (iv) Other Stock-Based Awards; and/or (v) Performance Awards.

In particular the Committee shall have the authority:

(i)  To select the non-employee directors, officers, managers, and key employees of the Company and its Subsidiaries to whom Stock Options, Incentive Stock Options, Stock Appreciation Rights, Restricted

Stock, Restricted Stock Units, Other Stock-Based Awards, and/or Performance Awards may from time to time be granted hereunder;

(ii)  To establish subplans or other arrangements not inconsistent with the Plan which the Committee deems necessary or advisable to comply with laws or requirements of foreign jurisdictions;

(iii)  To determine whether and to what extent Incentive Stock Options, Nonqualified Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Other Stock Based Awards, and/or Performance Awards or any combination thereof, are to be granted hereunder to one or more eligible employees and non-employee directors;

(iv)  Subject to the provisions of Sections 3, 5 and 9, to determine the number of shares to be covered by each such award granted hereunder;

(v)  To determine the terms and conditions, not inconsistent with the terms of the Plan, of any award granted hereunder (including, but not limited to, the share price and any restriction or limitation, or, subject to the minimum vesting requirements in the Plan, any vesting acceleration or waiver of forfeiture restrictions regarding any Stock Option or other award and/or the shares of Stock relating thereto, based in each case on such factors as the Committee shall determine in its sole discretion);

(vi)  To determine whether and under what circumstances an award of Restricted Stock or Restricted Stock Units may be settled in cash;

(vii)  To determine whether, to what extent and under what circumstances Option grants and/or other awards under the Plan made by the Company are to be made, and operate, on a tandem basis vis-à-vis other awards under the Plan and/or cash awards made outside of the Plan, or on an additive basis;

(viii)  To determine whether, to what extent and under what circumstances Stock and other amounts payable with respect to an award under this Plan shall be deferred either automatically or at the election of the participant (including providing for and determining the amount (if any) of any deemed earnings on any deferred amount during any deferral period); and

(ix)  To designate officers or employees of the Company or competent professional advisors to assist the Committee in the administration of the Plan, and to grant authority to such persons to execute agreements or other documents on its behalf.

The Committee shall have the authority to adopt, alter, and repeal such rules, guidelines and practices governing the Plan as it shall, from time to time, deem advisable to interpret the terms and provisions of the Plan and any award issued under the Plan (and any agreements relating thereto), and to otherwise supervise the administration of the Plan.

All decisions made by the Committee pursuant to the provisions of the Plan shall be made in the Committee’s sole discretion and shall be final, conclusive and binding on all persons, including the Company and Plan participants.

Section 3.    Stock Subject to Plan

The total number of shares of Stock reserved and available for distribution under the Plan shall be 2,000,000 shares. Of this 2,000,000 no more than 500,000 shares of Stock in the aggregate shall be granted in the form of Restricted Stock, Restricted Stock Units, Other Stock-Based Awards or Performance Awards. No individual may receive in any calendar year Awards under the Plan relating, in the aggregate, to more than

500,000 shares of Stock. Non-employee directors of the Company may receive Awards relating to up to 50,000 shares of Stock in any calendar year.

Subject to Section 6(b)(iv) below, if any shares of Stock that have been optioned cease to be subject to a Stock Option or an Incentive Stock Option, or if any such shares of Stock that are subject to any Restricted Stock or Restricted Stock Units award or Other Stock-Based Award granted hereunder are forfeited or any such award otherwise terminates without a payment being made to the participant in the form of Stock, such shares shall not be counted against the share limits set forth in this Section 3 and shall again be available for distribution in connection with future awards under the Plan.

Except as provided in Section 10, in the event of any merger, reorganization, consolidation, recapitalization, Stock dividend, large non-recurring cash dividend (as determined by the Committee), Stock split or other change in corporate structure affecting the Stock, such substitution or adjustment shall be made in the aggregate number of shares subject to, and reserved for issuance under, the Plan (including any sub-limits in this Section 3), in the number and option price of shares subject to outstanding Options granted under the Plan, and in the number of shares subject to other outstanding Awards granted under the Plan as may be determined to be appropriate by the Committee, in its sole discretion, provided that the number of shares as so adjusted shall always be a whole number. Such adjusted option price shall also be used to determine the amount payable by the Company upon the exercise of any Stock Appreciation Right.

Section 4.    Eligibility

Non-employee directors, officers, managers, and other key employees of the Company and its Subsidiaries who are responsible for or contribute to the management, growth and/or profitability of the business of the Company and/or its Subsidiaries are eligible to be granted awards under the Plan.

Section 5.    Stock Options

Stock Options may be granted alone, in addition to or in tandem with other Awards granted under the Plan. Any Stock Option granted under the Plan shall be in such form as the Committee may from time to time approve.

Stock Options granted under the Plan may be of two types: (i) Incentive Stock Options and (ii) Nonqualified Stock Options.

The Committee shall have the authority to grant to any optionee Incentive Stock Options, Nonqualified Stock Options, or both types of Stock Options (in each case with or without Stock Appreciation Rights).

Options granted under the Plan shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Committee shall deem desirable:

(a)  Exercise Price.    The exercise price per share of Stock purchasable under a Stock Option shall be determined by the Committee at the time of grant but shall be not less than one hundred percent (100%) of the Fair Market Value of the Stock at grant, provided however, that the exercise price per share of Stock purchasable under a Stock Option that is granted in connection with a merger, stock exchange, or other acquisition as a substitute or replacement award for options held by optionees of the acquired entity may be less than one hundred percent (100%) of the Fair Market Value of the Stock at the time of grant.

(b)  Option Term.    The term of each Stock Option shall be fixed by the Committee, but no Stock Option shall be exercisable more than ten (10) years after the date the Option is granted.

(c)  Exercisability.    Stock Options shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Committee at or after grant; provided, that Stock Options shall not be exercisable prior to the first anniversary of grant. If the Committee provides, in its sole discretion, that any Stock Option is exercisable only in installments, the Committee may waive such installment exercise provisions at any time at or after grant in whole or in part, based on such factors as the Committee shall determine, in its sole discretion.

(d)  Method of Exercise.    Subject to whatever installment exercise provisions apply under Section 5(c), Stock Options may be exercised upon vesting in whole or in part at any time during the option period, by giving written notice of exercise to the Company, or its designated representative, specifying the number of shares to be purchased.

Such notice shall be accompanied by payment in full of the purchase price, either by check, note or such other instrument as the Committee may accept. As determined by the Committee, in its sole discretion, at or after grant, payment in full or in part may also be made in the form of unrestricted Stock already owned by the optionee or in any other manner approved by the Committee.

No shares of Stock shall be issued until full payment therefore has been made. An optionee shall generally have the rights to dividends or other rights of a shareholder with respect to the shares subject to the Option when the optionee has given written notice of exercise, has paid in full for such shares, and, if requested, has given the representation described in Section 15(a).

(e)  Transferability of Options.    Unless the Committee shall permit (on such terms and conditions as it shall establish) an Option to be transferred to a member of the participant’s immediate family or to a trust or similar vehicle for the benefit of such immediate family members, no Option shall be assignable or transferable except by will or the laws of descent and distribution, and except to the extent required by law, no right or interest of any participants shall be subject to any lien, obligation or liability of the participant.

(f)  Termination by Death.    Subject to Section 5(j), if an optionee’s employment by or service with the Company and any Subsidiary terminates by reason of death, any Stock Option held by such optionee may thereafter be exercised in accordance with the terms and conditions established by the Committee. In the event of termination of employment or service by reason of death, if an Incentive Stock Option is exercised after the expiration of the exercise periods that apply for purposes of Section 422 of the Code, such Stock Option will thereafter be treated as a Nonqualified Stock Option.

(g)  Termination by Reason of Disability.    Subject to Section 5(j), if an optionee’s employment by or service with the Company and any Subsidiary terminates by reason of Disability, any Stock Option held by such optionee may thereafter be exercised by the optionee in accordance with the terms and conditions established by the Committee. In the event of termination of employment or service by reason of Disability, if an Incentive Stock Option is exercised after the expiration of the exercise periods that apply for purposes of Section 422 of the Code, such Stock Option will thereafter be treated as a Nonqualified Stock Option.

(h)  Termination for Cause.    Subject to Section 5(j), if an optionee’s employment by the Company and any Subsidiary is terminated for Cause, the Stock Option shall thereupon terminate, whether or not exercisable at that time.

(i)  Other Termination.    Unless otherwise determined by the Committee, if an optionee’s employment by or service with the Company and any Subsidiary terminates for any reason other than death or Disability, the Stock Option shall thereupon terminate.

(j)  Incentive Stock Options.    Anything in the Plan to the contrary notwithstanding, no term of this Plan relating to Incentive Stock Options shall be interpreted, amended or altered, nor shall any discretion or authority granted under the Plan be so exercised, so as to disqualify the Plan under Section 422 of the Code, or, without the consent of the optionee(s) affected, to disqualify any Incentive Stock Option under such Section 422.

Section 6.    Stock Appreciation Rights

(a)  Grant and Exercise.    Stock Appreciation Rights may be granted alone or in conjunction with all or part of any Stock Option granted under the Plan. In the case of a Nonqualified Stock Option, such rights may be granted either at or after the time of the grant of such Stock Option. In the case of an Incentive Stock Option, such rights may be granted only at the time of grant of such Stock Option.

The term of each Stock Appreciation Right granted independent of a Stock Option shall be fixed by the Committee, but no Stock Appreciation Right shall be exercisable more than ten (10) years after the date the Stock Appreciation Right is granted. A Stock Appreciation Right or applicable portion thereof granted with respect to a given Stock Option shall terminate and no longer be exercisable upon the termination or exercise of the related Stock Option, subject to such provisions as the Committee may specify at grant where a Stock Appreciation Right is granted with respect to less than the full number of shares covered by a related Stock Option.

A Stock Appreciation Right may be exercised by an optionee, subject to Section 6(b), in accordance with the procedures established by the Committee for such purposes. Upon such exercise, the optionee shall be entitled to receive an amount determined in the manner prescribed in Section 6(b). Stock Options relating to exercised Stock Appreciation Rights shall no longer be exercisable to the extent that the related Stock Appreciation Rights have been exercised.

(b)  Terms and Conditions.    Stock Appreciation Rights shall be subject to such terms and conditions, not inconsistent with the provisions of the Plan, as shall be determined from time to time by the Committee, including the following:

(i)  Stock Appreciation Rights shall be exercisable at such time or times as shall be determined by the Committee at or after grant; provided, however, that Stock Appreciation Rights shall be subject to the same terms and conditions applicable to Stock Options set forth in Section 5. Stock Appreciation Rights granted in conjunction with Stock Options shall be exercisable only at such time or times and to the extent that the Stock Options to which they relate shall be exercisable in accordance with the provisions of Section 5 and this Section 6 of the Plan.

(ii)  Upon the exercise of a Stock Appreciation Right, an optionee shall be entitled to receive an amount in cash and/or shares of Stock equal in value to the excess of the Fair Market Value on the date of exercise of one share of Stock over the exercise price per share determined by the Committee at the time of grant multiplied by the number of shares in respect of which the Stock Appreciation Right shall have been exercised, with the Committee having the right to determine the form of payment. When payment is to be made in shares, the amount and/or number of shares to be paid shall be calculated on the basis of the Fair Market Value of the shares on the date of exercise.

(iii)  Upon the exercise of a Stock Appreciation Right granted in conjunction with a Stock Option under the Plan, the number of shares issued under such Stock Appreciation Right based on the value of the Stock Appreciation Right at the time of exercise shall be deemed to be issued for purposes of the share authorization set forth in Section 3 of the Plan.

Section 7.    Restricted Stock and Restricted Stock Units

(a)  Administration.    Subject to the limitations set forth in Section 3, shares of Restricted Stock and/or Restricted Stock Units may be issued either alone or, in addition to, or in tandem with, other awards granted under the Plan and/or awards made outside of the Plan. The Committee shall determine the eligible persons to whom, and the time or times at which, grants of Restricted Stock and/or Restricted Stock Units will be made, the number of shares to be awarded, the price (if any) to be paid by the recipient of Restricted Stock and/or Restricted Stock Units (subject to Section 7(b)), the time or times within which such awards may be subject to forfeiture, and all other terms and conditions of the awards.

The Committee may condition the grant of Restricted Stock and Restricted Stock Units upon the attainment of specified performance goals or such other factors as the Committee may determine, in its sole discretion.

The provisions of Restricted Stock and Restricted Stock Unit awards need not be the same with respect to each recipient.

(b)  Awards and Certificates.    The prospective recipient of a Restricted Stock or Restricted Stock Unit Award shall not have any rights with respect to such award, unless and until such recipient has complied with the applicable terms and conditions of such Award.

(i)  The purchase price for shares of Restricted Stock and Restricted Stock Units shall be set by the Committee and may be zero.

(ii)  Awards of Restricted Stock and Restricted Stock Units must be accepted within a reasonable period (or such specific period as the Committee may specify at grant) after the award date, by executing an award agreement and paying whatever price (if any) is required under Section 7(b)(i).

(c)  Terms and Conditions.    The shares of Restricted Stock and Restricted Stock Units awarded pursuant to this Section 7 shall be subject to the following restrictions and conditions:

(i)  Subject to the provisions of this Plan and the award agreement, during a period set by the Committee commencing with the date of such award (the “Restriction Period”), the participant shall not be permitted to sell, transfer, assign, pledge or otherwise encumber shares of Restricted Stock or Restricted Stock Units awarded under the Plan. In no event, other than as provided in Section 7(c)(iii), shall such Restriction Period be deemed satisfied in full in less than (a) three (3) years after the date of grant, if the non-forfeitability of Restricted Stock or Restricted Stock Units is based solely on continued employment or service and the grant of the Restricted Stock or Restricted Stock Units is not a form of payment of earned incentive or other performance-based compensation (“Time-Based Retention Shares”), or (b) one

(1) year after the date of grant, if the non-forfeitability of Restricted Stock is also subject to the attainment of performance goals or the grant of Retention Shares is a form of payment of earned incentive or other performance-based compensation. Within these limits, the Committee, in its sole discretion, may provide for the lapse of such restrictions in pro rata installments, based on service, performance and or such other factors or criteria as the Committee may determine, in its sole discretion.

(ii)  Except as provided in this paragraph (ii) and Section 7(c)(i), the Committee, in its sole discretion, as determined at the time of the award, may permit the participant to have, with respect to the shares of Restricted Stock, all of the rights of a shareholder of the Company, including the right to vote the shares, and the right to receive any cash dividends. The Committee, in its sole discretion, as determined at the time of award, may permit or require the payment of cash dividends and may permit or require such cash dividends to be deferred and, if the Committee so determines, reinvested, subject to Section 13(e), in additional Restricted Stock to the extent shares are available under Section 3, or otherwise reinvested. Pursuant to Section 3 above, Stock dividends issued with respect to Restricted Stock shall be treated as additional shares of Restricted Stock that are subject to the same restrictions and other terms and conditions that apply to the shares with respect to which such dividends are issued.

(iii)  Subject to the applicable provisions of the award agreement and this Section 7, upon termination of a participant’s employment or service with the Company and any Subsidiary for any reason during the Restriction Period, all shares of Restricted Stock or Restricted Stock Units still subject to restriction will vest, or be forfeited, in accordance with the terms and conditions established by the Committee at or after grant.

(iv)  If and when the Restriction Period expires without a prior forfeiture of the Restricted Stock or Restricted Stock Units subject to such Restriction Period, certificates for an appropriate number of unrestricted shares shall be delivered to the participant promptly (unless the Committee decides pursuant to Section 2(v) to settle the award in cash).

Section 8.    Other Stock-Based Awards

(a)  Administration.    Other awards of Stock and other awards that are valued in whole or in part by reference to, or are otherwise based on, Stock (“Other Stock-Based Awards”), including, without limitation, stock purchase rights, performance shares, exchangeable securities and Stock awards or options valued by reference to Book Value or Subsidiary performance, may be granted either along with, or in addition to, or in tandem with, Stock Options, Stock Appreciation Rights, Restricted Stock or Restricted Stock Units granted under the Plan and/or cash awards made outside of the Plan.

Subject to the provisions of the Plan, the Committee shall have authority to determine the persons to whom and the time or times at which such awards shall be made, the number of shares of Stock to be awarded pursuant to such awards, and all other conditions of the awards. The Committee may also provide for the grant of Stock upon the completion of a specified performance period.

The provision of Other Stock-Based Awards need not be the same in respect to each recipient.

(b)  Terms and Conditions.    Other Stock-Based Awards made pursuant to this Section 10 shall be subject to the following terms and conditions:

(i)  Subject to the provisions of this Plan and the Award agreement referred to in Section 8(b)(v) below, shares subject to Awards made under this Section 8 may not be sold, assigned, transferred, pledged, or otherwise encumbered prior to the date on which the shares are issued, or, if later, the date on which any applicable restriction, performance, or deferral period lapses.

(ii)  Subject to the provision of this Plan and the Award agreement and unless otherwise determined by the Committee at grant, the recipient of an Award under this Section 8 shall be entitled to receive, currently, or on a deferred basis, interest or dividends or interest or dividend equivalents with respect to the number of shares covered by the Award, as determined at the time of the Award by the Committee, in its sole discretion, and the Committee may provide that such amounts (if any) shall be deemed to have been reinvested in additional Stock or otherwise reinvested.

(iii)  Any Award under Section 8 and any Stock covered by any such Award shall vest or be forfeited to the extent so provided in the award agreement as determined by the Committee, in its sole discretion; provided, that subject to Section 10(b)(iv) any such Other Stock-Based Award shall have a vesting requirement of at least one year.

(iv)  In the event of the participant’s Disability or death, or in cases of special circumstances, the Committee may, in its sole discretion, waive in whole or in part any or all of the remaining limitations imposed hereunder (if any) with respect to any or all of an Award under this Section 8.

(v)  Each Award under this Section 8 shall be confirmed by, and subject to the terms of, an agreement or other instrument by the Company and by the participant.

(vi)  Stock (including securities convertible into Stock) issued on a bonus basis under this Section 8 may be issued for no cash consideration.

Section 9.    Performance Related Awards

(a)  Performance Objectives.    Notwithstanding anything else contained in the Plan to the contrary, unless the Committee otherwise determines at the time of grant, an Award of Restricted Stock, Restricted Stock Units or Other Stock-Based Awards to an employee who is a “covered employee” within the meaning of Section 162(m) of the Code and the Treasury regulations promulgated thereunder, other than an award which will vest on the basis of the passage of time, shall become vested, if at all, upon the determination by the Committee that performance objectives established by the Committee have been attained, in whole or in part (a “Performance Award”). Such performance objectives shall be determined over a measurement period or periods established by the Committee and related to one or more of the following criteria, either individually, alternatively or in any combination, applied to either the Company as a whole or to a business unit, division, Subsidiary or geographic region, either individually, alternatively or in any combination, and measured either annually or cumulatively over the period established by the Committee, on an absolute basis or relative to a pre-established target, to results from a previous period or to a designated comparison corporation or group, in each case as specified by the Committee in the Award: (i) return on assets; (ii) return on equity; (iii) total shareholder return; (iv) revenues; (v) cash flows, revenues, and/or earnings relative to other parameters; (vi) operating income; (vii) return on investment; (viii) changes in the value of the Company’s common stock; (ix) operating margin; (x) return or average net assets; (xi) change in enterprise value; and (xii) gross profit margin (each criteria is referred to as a “Qualifying Performance Criteria”). To the extent consistent with Section 162(m) of the Code, the Committee may appropriately adjust any evaluation of performance under a Qualifying Performance Criteria to exclude any of the following events that occurs during a performance period: (a) asset write-downs, (b) litigation, claims, judgments or settlements, (c) the effect of changes in tax law, accounting principles or other such laws or provisions affecting reported results, (d) accruals for reorganization and restructuring programs and (e) any extraordinary, unusual or non-recurring items as described in Accounting Principles

Board Opinion No. 30 and/or in management’s discussion and analysis of financial condition and results of operations appearing in the Company’s Annual Report to shareholders for the applicable year.

(b)  Interpretation.    Notwithstanding anything else in the Plan to the contrary, to the extent a Performance Award is intended to qualify as performance-based compensation within the meaning of Section 162(m)(4)(C) of the Code, the Committee shall not be entitled to exercise any discretion if the exercise of such discretion would cause such award to fail to qualify as performance-based compensation.

Section 10.    Change of Control Provisions

(a)  Result of a Change of Control Other Than a Corporate Transaction.    In the event of a Change of Control (as defined in subsection (c) below) other than a Corporate Transaction (as defined in subsection (c) below) immediately prior thereto all restrictions relating to all outstanding awards issued or granted under this Plan, including Stock Options, Incentive Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Other Stock-Based Awards and Performance Awards, shall lapse and such awards shall vest and become fully exercisable to the extent not already fully vested or fully exercisable, and each outstanding Option holder shall be given a reasonable opportunity to exercise his or her Options prior to the Change of Control, unless determined otherwise by the Committee prior to the Change of Control.

(b)  Result of Corporate Transaction.

(i)  In the event of a Corporate Transaction, immediately prior thereto all restrictions relating to all outstanding Awards issued or granted under this Plan shall vest and become fully exercisable to the extent not already fully vested or fully exercisable, with a reasonable opportunity to exercise such Awards, prior to the Corporate Transaction, unless such Awards are assumed by the successor entity in the Corporate Transaction, in which event such Awards shall not become fully vested or exercisable, but shall continue to vest (or not) in accordance with their terms. Each outstanding Award which is assumed in connection with the Corporate Transaction shall be appropriately adjusted, immediately after such Corporate Transaction, to apply and pertain to the number and class of securities or other property which would have been issuable, in consummation of such Corporate Transaction, to an actual holder of the same number of shares of Common Stock as are subject to such Award immediately prior to such Corporate Transaction. Appropriate adjustments shall also be made to the exercise or purchase price payable with respect to such Awards, provided the aggregate amount payable for such securities shall remain the same. In addition, the class and number of securities available for issuance under the Plan following the consummation of the Corporate Transaction shall be appropriately adjusted.

(ii)  In the event that outstanding Awards are assumed in connection with a Corporate Transaction as set forth in Section 10(b)(i), and a Plan participant whose Award was so assumed is subsequently involuntarily terminated from all employment by the Company, any of its Subsidiaries or any of their respective successors after the Corporate Transaction (other than termination as a result of Cause) within one (1) year following the Corporation Transaction, any Awards held by such Plan participant shall immediately vest in full, and shall be exercisable, as applicable, until the earlier of the close of business on the sixtieth (60th) day following such termination or the expiration of the Award in accordance with its terms.

(c)  Change of Control Defined.    For purposes of this Plan, a “Change of Control” shall be deemed to have occurred if:

(i)  any person or related group of persons (other than the Company or a person that directly or indirectly controls, is controlled by, or is under common control with, the Company) directly or indirectly acquires beneficial ownership (within the meaning of Rule 13d-3 of the Securities Exchange Act of 1934) of securities possessing more than thirty-five percent (35%) of the total combined voting power of the Company’s outstanding securities;

(ii)  there is a change in the composition of the Board over a period of twenty-four (24) consecutive months or less such that a majority of the Board members (rounded up to the next whole number) cease, by reason of one or more proxy contests for the election of Board members, to be comprised of individuals who either (A) have been Board members continuously since the beginning of such period or (B) have been elected or nominated for election as Board members during such period by at least two-thirds of the Board members described in clause (A) who were still in office at the time such election or nomination was approved by the Board;

(iii)  a merger or consolidation occurs in which the Company is not the surviving entity, or any reverse merger in which the Company is the surviving entity but in which securities possessing more than fifty percent (50%) of the total combined voting power of the Company’s outstanding securities are transferred to holders different from those who held such securities immediately prior to such merger (a “Corporate Transaction”); or

(iv)  all or substantially all of the Company’s assets are sold or transferred other than in connection with an internal reorganization of the Company.

Section 11.    Amendments and Termination

The Board or the Committee may amend, alter or discontinue the Plan and may to the extent permitted by the Plan amend any agreement or other document evidencing an Award made under this Plan but, except as provided pursuant to the anti-dilution adjustment provisions of Section 3, no such amendment shall, without the approval of the stockholders of the Company:

(a)  increase the maximum number of shares of Stock for which Awards may be granted under this Plan;

(b)  reduce the price at which Options may be granted below the price provided for in Section 5(a);

(c)  reduce the option price of outstanding Options;

(d)  extend the term of this Plan;

(e)  change the class of persons eligible to receive Awards under the Plan; or

(f)  increase the individual maximum limits in Section 3.

The Board or the Committee may to the extent permitted by the Plan amend any agreement evidencing an Award made under this Plan, but no amendment or alteration shall be made which would impair the rights of any Plan participant, without such participant’s consent, under any Award theretofore granted.

Section 12.    Unfunded Status of Plan

The Plan is intended to constitute an “unfunded” plan for incentive and deferred compensation. With respect to any payments not yet made to a participant or optionee by the Company, nothing contained herein shall give any such participant or optionee any rights that are greater than those of a general creditor of the Company. In its sole discretion, the Committee may authorize the creation of trusts or other arrangements to meet the obligations created under the Plan to deliver Stock or payments in lieu of or with respect to awards hereunder; provided, however, that unless the Committee otherwise determines with the consent of the affected participant, the existence of such trusts or other arrangements is consistent with the “unfunded” status of the Plan.

Section 13.    General Provisions

(a)  The Committee may require each person purchasing shares pursuant to an Option or other Award under the Plan to represent to and agree with the Company in writing that the optionee or participant is acquiring the shares without a view to distribution thereof. The certificates for such shares may include any legend, which the Committee deems appropriate to reflect any restrictions on transfer.

All certificates for shares of Stock or other securities delivered under the Plan shall be subject to such stock-transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations, and other requirements of the Securities and Exchange Commission, any stock exchange upon which the Stock is then listed, and any applicable federal or state securities law, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

(b)  Nothing contained in this Plan shall prevent the Board from adopting other or additional compensation arrangements, subject to stockholder approval if such approval is required, and such arrangements may be either generally applicable or applicable only in specific cases.

(c)  The adoption of the Plan shall not confer upon any employee or director of the Company or any Subsidiary any right to continued employment or service as a director with the Company or a Subsidiary, as the case may be, nor shall it interfere in any way with the right of the Company or a Subsidiary to terminate the employment of any of its employees or service of a director at any time.

(d)  Except as the participant and the Company may otherwise agree, no later than the date as of which an amount first becomes includable in the gross income of the participant for federal income tax purposes with respect to any award under the Plan, the participant shall pay to the Company, or make arrangements satisfactory to the Committee regarding the payment of any federal, state, or local taxes of any kind required by law to be withheld with respect to such amount. Unless otherwise determined by the Committee, withholding obligations may be settled with Stock, including Stock that is part of the award that gives rise to the withholding requirement. The obligations of the Company under the Plan shall be conditional on such payment of arrangements and the Company and its Subsidiaries shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the participant.

(e)  The actual or deemed reinvestment of dividends or dividend equivalents in additional Restricted Stock (or in other types of Plan awards) at the time of any dividend payment shall only be permissible if sufficient shares of Stock are available under Section 3 for such reinvestment (taking into account then outstanding Stock Options and other Plan awards).

(f)  The Plan and all awards made and actions taken thereunder shall be governed by and construed in accordance with the laws of the State of Delaware.

Section 14.    Term of Plan

No Award shall be granted pursuant to the Plan on or after the tenth (10th) anniversary of the date of shareholder approval, but awards granted prior to such tenth (10th) anniversary may extend beyond that date.

ANNEX F

CERTIFICATE OF AMENDMENT

OF THE

CERTIFICATE OF INCORPORATION

OF

K2 INC.

(Under Section 242 of the General Corporation Law)

It is hereby certified:

1.    The present name of the corporation (hereafter called the “Corporation”) is K2 Inc.

2.    The name under which the Corporation was originally incorporated is ANTHONY POOLS, INC., and the date of filing of the original certificate of incorporation of the Corporation with the Secretary of State of the State of Delaware is September 15, 1959.

3.    The provisions of the certificate of incorporation as amended and/or supplemented were restated and integrated into a single instrument entitled “Restated Certificate of Incorporation of Anthony Industries, Inc.,” filed with the Secretary of State of the State of Delaware on May 12, 1989.

4.    The Restated Certificate of Incorporation of the Corporation, as heretofore amended and/or supplemented, is hereby further amended to effect the following amendment authorized by the General Corporation Law of the State of Delaware: to increase the number of shares of Common Stock of the Corporation, par value $1.00 per share, which the Corporation shall have the authority to issue, from sixty million (60,000,000) shares to one hundred ten million (110,000,000) shares.

5.    To accomplish the foregoing amendment, the first paragraph of Article FOURTH of the Restated Certificate of incorporation of the Corporation is amended to read in its entirety as follows:

FOURTH:    The total number of shares of all classes of stock which the corporation shall have authority to issue is one hundred twenty-two million, five hundred thousand (122,500,000) shares, consisting of:

(a)  Twelve million, five hundred thousand (12,500,000) shares of preferred stock, par value $1.00 per share (hereafter referred to as “Preferred Stock”); and

(b)  One hundred ten million (110,000,000) shares of common stock, par value $1.00 per share (hereafter referred to as “Common Stock”).

6.    The remainder of Article FOURTH shall remain unchanged.

7.    The amendment of the Restated Certificate of Incorporation herein certified has been duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware signed and attested to on                      2004.

RICHARD J. HECKMANN Chairman of the Board and Chief Executive Officer

Attest:

MONTE H. BAIER Secretary

F-2

This proxy will be voted as specified and, unless otherwise specified, this proxy will be voted FOR the election of directors and FOR proposals 2, 3 and 4.	Please mark your votes as indicated in this example	☒

1. ELECTION OF DIRECTORS	FOR	WITHHELD
Nominees: 01-Wilford D. Godbold, Jr.		FOR ALL
02-Lou L. Holtz	☐	☐		Dated: ,2004
(INSTRUCTIONS: To withhold authority to vote for any individual nominee, write that nominee’s name in the space provided below.)				Signature Signature
	FOR	AGAINST	ABSTAIN
2. PROPOSAL TO RATIFY THE SELECTION OF ERNST & YOUNG LLP AS	☐	☐	☐
INDEPENDENT AUDITORS FOR 2004.				Please sign exactly as name appears hereon. When shares are held by joint tenants, both should sign. When signing as an attorney, executor, administrator, trustee or guardian,
3. PROPOSAL TO APPROVE THE K2 INC. 2004 LONG-TERM INCENTIVE PLAN.	FOR ☐	AGAINST ☐	ABSTAIN ☐	please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.
4. PROPOSAL TO APPROVE THE AMENDMENT TO THE COMPANY’S	FOR	AGAINST	ABSTAIN	YOUR VOTE IS IMPORTANT!
CERTIFICATE OF INCORPORATION TO INCREASE THE COMPANY’S AUTHORIZED COMMON STOCK.	☐	☐	☐	PLEASE MARK, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.
5. UPON OR IN CONNECTION WITH THE TRANSACTION OF SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY POSTPONEMENT OR ADJOURNMENT THEREOF.				Mark this box with an X if you have made changes to your name or address details to the left.
☐

Δ  FOLD AND DETACH HERE  Δ

PROXY	PROXY

K2 INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

RICHARD J. HECKMANN, JOHN J. RANGEL and MONTE H. BAIER, and each of them, with full power of substitution, are hereby authorized to represent and to vote the stock of the undersigned in K2 INC. at the Annual Meeting of Shareholders to be held on May 13, 2004 and at any adjournment or postponement thereof as set forth below:

(CONTINUED AND TO BE SIGNED ON REVERSE SIDE)

Δ  FOLD AND DETACH HERE  Δ